                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 1, 1997,

                                  BY AND AMONG

                             POST PROPERTIES, INC.

                             POST LP HOLDINGS, INC.

                                      AND

                             COLUMBUS REALTY TRUST

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I -- THE MERGER........................................................
  SECTION  1.1     The Merger..................................................
  SECTION  1.2     Closing.....................................................
  SECTION  1.3     Effective Time..............................................
  SECTION  1.4     Effects of the Merger.......................................
  SECTION  1.5     Articles of Incorporation and Bylaws........................
  SECTION  1.6     Board of Directors..........................................
  SECTION  1.7     Officers....................................................
ARTICLE II -- EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
              CORPORATIONS; EXCHANGE OF CERTIFICATES...........................
  SECTION  2.1     Effect on Capitalization....................................
           2.1.1   Cancellation of Treasury Stock..............................
           2.1.2   Conversion of Common Shares.................................
           2.1.3   Shares of Acquiror Common Stock.............................
           2.1.4   Shares of Merger Sub........................................
  SECTION  2.2     Exchange of Certificates....................................
           2.2.1   Exchange Agent..............................................
           2.2.2   Acquiror To Provide Merger Consideration....................
           2.2.3   Exchange Procedure..........................................
           2.2.4   Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.......................................
           2.2.5   No Further Ownership Rights in Common Shares................
           2.2.6   No Liability................................................
           2.2.7   No Fractional Shares........................................
           2.2.8   Withholding Rights..........................................
ARTICLE III -- REPRESENTATIONS AND WARRANTIES..................................
  SECTION  3.1     Representations and Warranties of the Company...............
           3.1.1   Organization, Standing and Power of the Company.............
           3.1.2   Company Subsidiaries........................................
           3.1.3   Capital Structure...........................................
           3.1.4   Authority; Noncontravention; Consents.......................
           3.1.5   SEC Documents; Financial Statements; Undisclosed
                   Liabilities.................................................
           3.1.6   Absence of Certain Changes or Events........................
           3.1.7   Litigation..................................................
           3.1.8   Properties..................................................
           3.1.9   Environmental Matters.......................................
           3.1.10  Related Party Transactions..................................
           3.1.11  Absence of Changes in Benefit Plans; ERISA Compliance.......
           3.1.12  Taxes.......................................................
           3.1.13  No Payments to Employees, Officers or Trust Managers........
           3.1.14  Brokers; Schedule of Fees and Expenses......................
           3.1.15  Compliance with Laws........................................
           3.1.16  Contracts; Debt Instruments.................................
           3.1.17  State Takeover Statutes.....................................
           3.1.18  Registration Statement; Proxy Statement.....................
           3.1.19  Hart-Scott-Rodino Antitrust Improvements Act of 1976........
           3.1.20  Vote Required...............................................
           3.1.21  Opinion of Financial Advisor................................
           3.1.22  Investment Company Act of 1940..............................

                                       (i)

                                                                                 PAGE
                                                                                 ----
           3.1.23  Insurance...................................................
           3.1.24  The Company's Rights Agreement..............................
  SECTION  3.2     Representations and Warranties of Acquiror..................
           3.2.1   Organization, Standing and Corporate Power of Acquiror and
                   Merger Sub..................................................
           3.2.2   Acquiror Subsidiaries.......................................
           3.2.3   Capital Structure...........................................
           3.2.4   Authority; Noncontravention; Consents.......................
           3.2.5   SEC Documents; Financial Statements; Undisclosed
                   Liabilities.................................................
           3.2.6   Absence of Certain Changes or Events........................
           3.2.7   Litigation..................................................
           3.2.8   Properties..................................................
           3.2.9   Environmental Matters.......................................
           3.2.10  Absence of Changes in Benefit Plans; ERISA Compliance.......
           3.2.11  Taxes.......................................................
           3.2.12  No Payments to Employees, Officers or Directors.............
           3.2.13  Brokers; Schedule of Fees and Expenses......................
           3.2.14  Compliance with Laws........................................
           3.2.15  Contracts; Debt Instruments.................................
           3.2.16  State Takeover Statutes.....................................
           3.2.17  Registration Statement; Proxy Statement.....................
           3.2.18  Hart-Scott-Rodino Antitrust Improvements Act of 1976........
           3.2.19  Vote Required...............................................
           3.2.20  Opinion of Financial Advisor................................
           3.2.21  Investment Company Act of 1940..............................
           3.2.22  Insurance...................................................
           3.2.23  Interim Operations of Merger Sub............................
ARTICLE IV -- COVENANTS........................................................
  SECTION  4.1     Conduct of Business by the Company..........................
  SECTION  4.2     Conduct of Business by Acquiror.............................
  SECTION  4.3     Other Actions...............................................
ARTICLE V -- ADDITIONAL COVENANTS..............................................
  SECTION  5.1     Preparation of the Registration Statement and the Proxy
                   Statement; Company Shareholders Meeting and Acquiror
                   Shareholders Meeting........................................
  SECTION  5.2     Access to Information: Confidentiality......................
  SECTION  5.3     Commercially Reasonable Efforts; Notification...............
  SECTION  5.4     Affiliates..................................................
  SECTION  5.5     Tax Treatment...............................................
  SECTION  5.6     Acquiror Board of Directors.................................
  SECTION  5.7     No Solicitation of Transactions by the Company..............
  SECTION  5.8     No Solicitation of Transactions by Acquiror.................
  SECTION  5.9     Public Announcements........................................
  SECTION  5.10    Listing.....................................................
  SECTION  5.11    Letters of Accountants......................................
  SECTION  5.12    Transfer and Gains Taxes....................................
  SECTION  5.13    Benefit Plans and Other Employee Arrangements...............
           5.13.1  Benefit Plans...............................................
           5.13.2  Stock Incentive Plan........................................
           5.13.3  Cooperation.................................................
  SECTION  5.14    Indemnification; Directors' and Officers' Insurance.........
  SECTION  5.15    The Company Rights Plan.....................................

                                      (ii)

                                                                                 PAGE
                                                                                 ----
ARTICLE VI -- CONDITIONS PRECEDENT.............................................
  SECTION  6.1     Conditions to Each Party's Obligation To Effect the
                   Merger......................................................
           6.1.1   Shareholder Approvals.......................................
           6.1.2   Listing of Shares...........................................
           6.1.3   Registration Statement......................................
           6.1.4   No Injunctions or Restraints................................
           6.1.5   Related Transactions........................................
  SECTION  6.2     Conditions to Obligations of Acquiror and Merger Sub........
           6.2.1   Representations and Warranties..............................
           6.2.2   Performance of Obligations of the Company...................
           6.2.3   Material Adverse Change.....................................
           6.2.4   Opinions Relating to REIT...................................
           6.2.5   Other Tax Opinion...........................................
           6.2.6   Consents....................................................
  SECTION  6.3     Conditions to Obligations of the Company....................
           6.3.1   Representations and Warranties..............................
           6.3.2   Performance of Obligations of Acquiror......................
           6.3.3   Material Adverse Change.....................................
           6.3.4   Opinion Relating to REIT Status.............................
           6.3.5   Other Tax Opinion...........................................
           6.3.6   Consents....................................................
ARTICLE VII -- BOARD ACTIONS...................................................
  SECTION  7.1     Company Board Actions.......................................
  SECTION  7.2     Acquiror Board Actions......................................
ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER..............................
  SECTION  8.1     Termination.................................................
  SECTION  8.2     Expenses....................................................
  SECTION  8.3     Effect of Termination.......................................
  SECTION  8.4     Amendment...................................................
  SECTION  8.5     Extension; Waiver...........................................
ARTICLE IX -- DEFINITIONS AND CONSTRUCTION.....................................
  SECTION  9.1     Certain Definitions.........................................
  SECTION  9.2     Rules of Construction.......................................
ARTICLE X -- GENERAL PROVISIONS................................................
  SECTION  10.1    Nonsurvival of Representations and Warranties...............
  SECTION  10.2    Notices.....................................................
  SECTION  10.3    Counterparts................................................
  SECTION  10.4    Entire Agreement; No Third-Party Beneficiaries..............
  SECTION  10.5    Governing Law...............................................
  SECTION  10.6    Assignment..................................................
  SECTION  10.7    Enforcement.................................................
  SECTION  10.8    Severability................................................

                                      (iii)

EXHIBITS:

                                                                                    PAGE
                                                                                    ----
A                     Form of Affiliates Letter...................................
SCHEDULES TO DISCLOSURE LETTERS:
Schedule 3.1.2        Company Subsidiaries........................................
Schedule 3.1.3        Capital Structure...........................................
Schedule 3.1.4        Authority; Noncontravention; Consents.......................
Schedule 3.1.5        SEC Documents, Financial Statements; Undisclosed
                      Liabilities.................................................
Schedule 3.1.6        Certain Changes or Events...................................
Schedule 3.1.7        Litigation..................................................
Schedule 3.1.8        Company Properties..........................................
Schedule 3.1.9        Environmental Matters.......................................
Schedule 3.1.10       Company Related Party Transactions..........................
Schedule 3.1.11(i)    Changes in Benefit Plans....................................
Schedule 3.1.11(ii)   ERISA Compliance............................................
Schedule 3.1.11(iii)  Change of Control Payments..................................
Schedule 3.1.12       Taxes.......................................................
Schedule 3.1.13       Payments to Employees, Officers or Trust Managers...........
Schedule 3.1.15       Compliance with Laws........................................
Schedule 3.1.16(i)    Contracts...................................................
Schedule 3.1.16(ii)   Debt Instruments............................................
Schedule 3.2.2        Acquiror Subsidiaries.......................................
Schedule 3.2.3        Acquiror Capital Structure..................................
Schedule 3.2.4        Authority; Noncontravention; Consents.......................
Schedule 3.2.5        Acquiror Liabilities........................................
Schedule 3.2.6        Certain Changes or Events...................................
Schedule 3.2.7        Litigation..................................................
Schedule 3.2.9        Environmental Matters.......................................
Schedule 3.2.10(i)    Changes in Benefit Plans....................................
Schedule 3.2.10(ii)   ERISA Compliance............................................
Schedule 3.2.11       Taxes.......................................................
Schedule 3.2.12       Payments to Employees, Officers or Directors................
Schedule 3.2.15       Contracts...................................................
Schedule 4.1          Conduct of Business by the Company (Exceptions to
                      Covenants)..................................................
Schedule 4.2          Conduct of Business by Acquiror (Exceptions to Covenants)...
Schedules 9.1         Persons with "Knowledge" of the Company or Acquiror.........

                                      (iv)

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 1, 1997 is made and entered into by and among Post Properties, Inc., a Georgia corporation ("Acquiror"), Post LP Holdings, Inc., a Georgia corporation and a direct wholly owned subsidiary of Acquiror ("Merger Sub"), and Columbus Realty Trust, a Texas real estate investment trust (the "Company").

                                R E C I T A L S

     A. Certain capitalized terms used herein shall have the meanings assigned to them in SECTION 9.1.

     B. The respective Boards of Directors of Acquiror and Merger Sub and the Board of Trust Managers of the Company have approved the merger of the Company with and into Merger Sub, Acquiror's direct wholly owned subsidiary, as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding common share of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") will be converted into the right to receive the Merger Consideration.

     C. Acquiror, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     D. For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     E. Simultaneously with the execution of this Agreement, Armada Homes, Inc., a subsidiary of the Company ("Armada"), Robert L. Shaw ("Shaw"), Will Cureton ("Cureton"), John A. Williams ("Williams") and John T. Glover ("Glover") have entered into a Stock Purchase Agreement (the "Armada Stock Purchase Agreement") providing for the sale by Shaw and Cureton of all the issued and outstanding voting stock of Armada owned by Shaw and Cureton to Williams and Glover.

     F. Simultaneously with the execution of this Agreement, Addison Circle Access, Inc., a subsidiary of the Company ("Addison"), Shaw, Cureton, Williams and Glover have entered into a Stock Purchase Agreement (the "Addison Stock Purchase Agreement") and together with the Armada Stock Purchase Agreement, the "Stock Purchase Agreements") providing for the sale by Shaw and Cureton of all the issued and outstanding voting stock of Addison owned by Shaw and Cureton to Williams and Glover.

     G. The transactions contemplated by this Agreement, the Stock Purchase Agreements and the other agreements and documents contemplated hereby, including, without limitation, the Merger, shall be referred to collectively in this Agreement as the "Transactions."

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Real Estate Investment Trust Act and the Georgia Business Corporation Code (collectively, the "Governing Laws"), the Company shall be merged with and into Merger Sub at the Effective Time. Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity (the "Surviving Company") and shall succeed to and assume all the rights and obligations of the Company in accordance with the Governing Laws. At the election of Acquiror, any other direct subsidiary of Acquiror acceptable to the Company in its reasonable judgment may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

     SECTION 1.2 CLOSING. The closing of the Merger will take place at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in SECTIONS 6.2 and 6.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in ARTICLE VI (the "Closing Date"), at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, unless another date or place is agreed to by the parties hereto.

     SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in ARTICLE VI, the parties shall file the articles of merger or other appropriate documents (the "Articles of Merger") executed in accordance with the Governing Laws and shall make all other filings or recordings required under the Governing Laws. The Merger shall become effective upon the filing of the Articles of Merger with the office of the County Clerk of Dallas County, Texas and the office of the Secretary of State of the State of Georgia (the "Applicable Bodies"), or at such later time which Acquiror, Merger Sub and the Company have agreed upon and designated in such filings in accordance with the Governing Laws (the time the Merger becomes effective being the "Effective Time"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

     SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Governing Laws.

     SECTION 1.5 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Company, until duly amended in accordance with applicable law. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Company, until duly amended in accordance with applicable law.

     SECTION 1.6 BOARD OF DIRECTORS. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the Board of Directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7 OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1 EFFECT ON CAPITALIZATION. By virtue of the Merger and without any action on the part of the holder of any shares of Common Shares or the holder of any shares of capital stock of Acquiror:

          2.1.1 CANCELLATION OF TREASURY STOCK. As of the Effective Time, any shares of capital stock of the Company that are owned by the Company or any Company Subsidiary shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

          2.1.2 CONVERSION OF COMMON SHARES. Upon the Effective Time, each issued and outstanding share of Common Shares (other than any shares to be canceled in accordance with SECTION 2.1.1) shall be converted into the right to receive from Acquiror .615 (six hundred fifteen one-thousandths) of a fully paid and nonassessable share of Acquiror Common Stock (the "Exchange Ratio"). As of the Effective Time, all Common Shares shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with SECTION 2.2.3, certificates representing the shares of Acquiror Common Stock required to be delivered under this SECTION 2.1.2 and any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate (the "Merger Consideration") as set forth in
     SECTION 2.2.7, and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.2.4, in each case without interest and less any required withholding taxes. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Common Shares), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Common Shares occurring after the date hereof and prior to the Effective Time.

          2.1.3 SHARES OF ACQUIROR COMMON STOCK. Upon the Effective Time, each share of Acquiror Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of validly issued, fully paid and nonassessable Acquiror Common Stock.

          2.1.4 SHARES OF MERGER SUB. Upon the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock, par value $.01 per share, of the Surviving Company.

     SECTION 2.2  EXCHANGE OF CERTIFICATES.

          2.2.1 EXCHANGE AGENT. Prior to the Effective Time, Acquiror shall appoint, or shall cause to be appointed, Wachovia Bank of North Carolina or another bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Common Shares.

          2.2.2 ACQUIROR TO PROVIDE MERGER CONSIDERATION. Acquiror shall provide, or shall cause to be provided, to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Common Shares, shares of Acquiror Common Stock issuable (the "Exchange Fund") in exchange for the issued and outstanding shares of Common Shares pursuant to SECTION 2.1.2 and the cash payable in respect of fractional shares pursuant to SECTION 2.2.7.

          2.2.3 EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to SECTION 2.1.2 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Common Shares theretofore represented by such Certificate shall have been converted pursuant to
     SECTION 2.1.2 and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.2.4, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Shares which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Acquiror that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this SECTION 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Common Shares theretofore represented by such Certificate shall have been converted pursuant to SECTION 2.1.2, and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.2.4. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to SECTION 2.2.4 or SECTION 2.2.7.

          2.2.4 RECORD DATES FOR FINAL DIVIDENDS; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.

             (i) To the extent necessary to satisfy the requirements of SECTION 857(A)(1) of the Code for the taxable year of the Company ending at the Effective Time, the Company shall declare a dividend (the "Final Company Dividend") to holders of Common Shares, the record date for which shall be close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit the Company to satisfy such requirements. If the Company determines it necessary to declare the Final Company Dividend, it shall notify Acquiror at least ten (10) days prior to the date for the Company Shareholders Meeting, and Acquiror shall declare a dividend per share to holders of Acquiror Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (x) the Final Company Dividend per share of Common Shares paid by the Company by (y) the Exchange Ratio. The dividends payable hereunder to holders of Common Shares shall be paid upon presentation of the certificates of Common Shares for exchange in accordance with this
        ARTICLE II, and shall be payable solely from the separate funds of the Company, which shall be provided to the Exchange Agent on or before the Effective Time for this purpose.

             (ii) No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to SECTION 2.2.7, in each case, until the surrender of such Certificate in accordance with this ARTICLE II. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Acquiror Common Stock to which such holder is entitled pursuant to SECTION 2.2.7 and (ii) if such Certificate is exchangeable for one or more whole shares of Acquiror Common Stock, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Acquiror Common Stock.

          2.2.5 NO FURTHER OWNERSHIP RIGHTS IN COMMON SHARES. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this ARTICLE II (and any cash paid pursuant to SECTION 2.2.7) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares theretofore represented by such Certificates; provided, however, that the Company shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of the Company of the Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or Acquiror for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

          2.2.6 NO LIABILITY. None of Acquiror, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to Acquiror, upon demand, and any holders of Certificates who have not theretofore complied with SECTION 2.2.3 shall thereafter look only to Acquiror for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

          2.2.7 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of Acquiror. Notwithstanding any other provision of this Agreement, each holder of shares of Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) shall receive, upon surrender of such holder's Certificates in accordance with SECTION 2.2.3, a cash payment in lieu of such fractional shares of Acquiror Common Stock equal to the fractional proportion of the arithmetic mean of the closing sales price of a share of Acquiror Common Stock on the NYSE over the ten
     (10) trading days immediately preceding the Closing Date.

          2.2.8 WITHHOLDING RIGHTS. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Shares such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that such amounts are so withheld by Acquiror or the Exchange Agent, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Acquiror and Merger Sub as follows:

          3.1.1 ORGANIZATION, STANDING AND POWER OF THE COMPANY. The Company is a real estate investment trust duly organized and validly existing under the laws of Texas and has the requisite power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has delivered to Acquiror complete and correct copies of its Amended and Restated Declaration of Trust, as amended (the "Company's Charter") and Amended and Restated Bylaws, as amended to the date of this Agreement (the "Company's Bylaws").

          3.1.2 COMPANY SUBSIDIARIES. SCHEDULE 3.1.2 to the Company Disclosure Letter sets forth each Company Subsidiary and the ownership interest therein of the Company. Except as set forth on SCHEDULE 3.1.2 to the Company Disclosure Letter, (A) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company or by another Company Subsidiary free and clear of all Liens, other restrictions and limitations on voting rights and (B) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Company, by another Company Subsidiary, or by the Company and another Company Subsidiary, or by two or more Company Subsidiaries free and clear of all Liens, other restrictions and limitations on voting rights. Except for the capital stock of or other equity or ownership interests in the Company Subsidiaries, and except as set forth on SCHEDULE 3.1.2 to the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity or ownership interest in any Person. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership and joint venture agreements of each Company Subsidiary, as amended to the date of this Agreement, have been previously delivered to Acquiror.

          3.1.3 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Common Shares and 10,000,000 shares of Preferred Shares, of which 500,000 shares have been classified as Series A Junior Participating Preferred Stock and the remaining 9,500,000 shares remain unclassified. On the date hereof, (i) 13,409,642 shares of Common Shares and no shares of Preferred Shares were issued and outstanding, (ii) 900 shares of Common Shares were held by the Company in its treasury, (iii) 260,000 shares of Common Shares were issuable under the Company's employee benefit or incentive plans pursuant to awards granted by the Company (the "Company Employee Stock Plans"), (iv) 1,940,000 shares of Common Shares were issuable upon exercise of outstanding options (the "Company Options") to purchase Common Shares, (v) 937,496 shares of Common Shares were reserved for issuance pursuant to the Company's Amended and Restated Dividend Reinvestment Share Purchase Plan and (vi) 83,898 shares of Common Shares were reserved for issuance pursuant to the Company's Employee Share Purchase Plan. On the date of this Agreement, except as set forth in this
     SECTION 3.1.3 or in SCHEDULE 3.1.3 to the Company Disclosure Letter, no shares of beneficial interest or other voting securities of the Company were issued, reserved for issuance or outstanding. The Company has no outstanding stock appreciation rights relating to the beneficial shares of interest of the Company. All outstanding beneficial shares of interest of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except (A) as set forth above in this SECTION 3.1.3, (B) as set forth in
     SCHEDULE 3.1.3 to the Company Disclosure Letter or (C) as otherwise permitted under SECTION 4.1, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the Company or a Company Subsidiary). Except as set forth on SCHEDULE
     3.1.3 to the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any beneficial shares of interest of the Company or any capital stock, voting securities or other ownership interests in any Company Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than a Company Subsidiary).

          3.1.4 AUTHORITY; NONCONTRAVENTION; CONSENTS. The Company has the requisite power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Common Shares required to approve this Agreement and the Transactions (the "Company Shareholder Approvals"), to consummate the Transactions to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions to which the Company is a party have been duly authorized by all necessary action on the part of the Company and no other action or proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the Transactions, subject to approval of this Agreement pursuant to the Company Shareholder Approvals. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in SCHEDULE 3.1.4 to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the Transactions to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or alteration of rights or obligations under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Company's Charter and the Company's Bylaws, or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or any Company Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that either individually or in the aggregate would not (x) have a Material Adverse Effect or (y) materially delay or prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing with the SEC of (x) a joint proxy statement relating to the Company Shareholder Approvals and the Acquiror Shareholder Approvals of the Transactions (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the Transactions, (ii) the filing of the Articles of Merger with the Applicable Bodies, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in SCHEDULE 3.1.4 to the Company Disclosure Letter, (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or
     (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect.

          3.1.5  SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
     LIABILITIES. The Company has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC (the "Company SEC Documents"). All of the Company SEC Documents (other than preliminary material or material which was subsequently amended), as of their respective filing dates, complied, or will comply, as the case may be, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing and effectiveness contained, or will contain, as the case may be, any untrue statement of a material fact or omitted, or will omit, as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later Company SEC Documents. The consolidated financial statements of the Company included in the Company SEC Documents complied, or will comply, as the case may be, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared, or will be prepared, as the case may be, in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will present, as the case may be, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were not or are not expected to be material in amount). The audited financial statements of the unconsolidated

     Company Subsidiaries previously delivered to Acquiror (the "Unconsolidated Company Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Company Subsidiaries, taken as a whole, as of the dates thereof, and the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof, in the Unconsolidated Company Financial Statements, or in SCHEDULE 3.1.5 to the Company Disclosure Letter, and except for liabilities and obligations incurred since the Financial Statement Date in the ordinary course of business and consistent with past practice, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or of any unconsolidated Company Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect.

          3.1.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or in
     SCHEDULE 3.1.6 to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "Financial Statement Date") to the date of this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Material Adverse Effect (a "Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse Change, (ii) except for (x) regular quarterly dividends not in excess of $.395 per share of Common Shares with customary record and payment dates and (y) the payment of a preferred share purchase right dividend pursuant to the Rights Agreement between the Company and BankBoston, N.A., dated May 23, 1997 (the "Rights Agreement"), any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's beneficial interests, other than any dividend required to be paid pursuant to SECTION 2.2.4, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Company Subsidiary except as permitted by SECTION 4.1 after the date hereof, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have or is reasonably likely to have a Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as required by a change in GAAP.

          3.1.7 LITIGATION. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 3.1.7 to the Company Disclosure Letter, there is no suit, action or proceeding pending, threatened in writing or to the Knowledge of the Company otherwise threatened against or affecting the Company or any Company Subsidiary or any of their respective properties or assets that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary or any of their respective properties or assets having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

        3.1.8  PROPERTIES.

             (i) The Company or one of the Company Subsidiaries owns fee simple title (or where indicated, leasehold estate) to each of the real properties identified in SCHEDULE 3.1.8 to the Company Disclosure Letter (the "Company Properties"), except as listed on SCHEDULE 3.1.8 to the Company Disclosure Letter, which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). The Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy (collectively, "Property Restrictions"), except for

        (A) Encumbrances and Property Restrictions set forth in SCHEDULE 3.1.8 to the Company Disclosure Letter, (B) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided that they do not materially adversely affect the currently intended use of any Company Property, (C) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Acquiror and listed in the Company Disclosure Letter), and (D) mechanics', carriers', workmens', repairmens' and materialmens' liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Material Adverse Effect. Except as provided in SCHEDULE 3.1.8 to the Company Disclosure Letter, valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiaries' fee simple title or leasehold estate to the Company Properties in amounts at least equal to the value of such Company Properties at the time of the issuance of such policy, subject only to the matters disclosed above and on the Company Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in SCHEDULE 3.1.8 to the Company Disclosure Letter, (A) the Company has no Knowledge that any material certificate, permit or license, from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful access to and from any of the Company Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any such certificate, permit or license and (B) none of the Company or the Company Subsidiaries has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially affecting any portion of any of the Company Properties issued by any Governmental Entity. Except as provided in SCHEDULE 3.1.8 to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas. Except as provided in SCHEDULE 3.1.8 to the Company Disclosure Letter, all work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties (e.g. local improvement district, road improvement district, environmental mitigation) has been performed, paid or taken, as the case may be, and the Company has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

             (ii) All properties currently under development or construction by the Company or the Company Subsidiaries (the "Development Properties") and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by the Company and the Company Subsidiaries (the "Future Development Properties") are listed as such on SCHEDULE 3.1.8 to the Company Disclosure Letter. All executory agreements entered into by the Company or any Company Subsidiary relating to the development or construction of multifamily residential or other real estate properties (other than agreements for architectural, engineering, planning, accounting, legal or other professional services, or construction agreements for material or labor) are listed on SCHEDULE 3.1.8 to the Company Disclosure Letter. Copies of such agreements, all of which have previously been delivered or made available to Acquiror are listed on the Company Disclosure Letter and are true and correct.

          3.1.9 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.1.9 to the Company Disclosure Letter or except as to matters previously remediated in accordance with applicable Law, none of the Company, or any Company Subsidiaries or, to the Company's Knowledge, any other Person has caused or permitted (a) the presence of any Hazardous Materials at, in, on, or under any of the Company Properties in any amount, form, or location that would be unlawful, require investigation, notification of Government Entities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal environmental Laws, or (b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties or at any other location as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have or is reasonably likely to have a Material Adverse Effect; and in connection with the construction on or operation and use of the Company Properties, the Company and the Company Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental Laws, regulations, ordinances and administrative and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          3.1.10 RELATED PARTY TRANSACTIONS. Set forth in SCHEDULE 3.1.10 to the Company Disclosure Letter or in the Company's definitive proxy statements for the Annual Meeting of Shareholders held May 23, 1997, May 20, 1996, and May 18, 1995, is a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries with any Person who (i) is an executive officer, director or Affiliate of the Company or any of the Company Subsidiaries, or any entity of which any of the foregoing is an Affiliate which would be required to be disclosed under Item 404 of Regulation S-K or (ii) acquired Common Shares in a private placement. Such documents, copies of all of which have been previously delivered or made available to Acquiror, are listed in SCHEDULE
     3.1.10 to the Company Disclosure Letter or in the Company's definitive proxy statements for the Annual Meeting of Shareholders held May 23, 1997, May 20, 1996, and May 18, 1995.

          3.1.11  ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

             (i) Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 3.1.11(I) to the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company SEC Documents filed with the SEC prior to the date hereof, there has not been any adoption or amendment by the Company, any Company Subsidiary or any Person affiliated with the Company under Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate of the Company") of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Company, any Company Subsidiary, or any ERISA Affiliate of the Company (collectively, "Company Benefit Plans"). No Company Benefit Plan is, or has been subject to Title IV of ERISA or to Section 412 of the Code or Section 302 of ERISA or provides post-retirement health benefits other than the health benefits required under Section 4980B of the Code or Part 6 of Title I of ERISA.

             Each Company Benefit Plan is listed in SCHEDULE 3.1.11(I) to the Company Disclosure Letter, including, with respect to terminated Company Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to Acquiror: (i) the most recent annual report (Form 5500), if any, relating to each such Company Benefit Plan filed with the IRS, (ii) each such Company Benefit Plan,
        (iii) the trust agreement, if any, relating to each such Company Benefit Plan, (iv) the most recent summary plan description for each such Company Benefit Plan for which a summary plan description is required by ERISA, and (v) the most recent determination letter, if any, issued by the IRS with respect to any such Company Benefit Plan qualified under
        Section 401 of the Code.

             Except as set forth in SCHEDULE 3.1.11(I) to the Company Disclosure Letter, as to any such Company Benefit Plan intended to be qualified under Section 401 of the Code, such Company Benefit Plan satisfies in form the requirements of such Section and there has been no termination or partial termination of such Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

             As to any such terminated Company Benefit Plan intended to have been qualified under Section 401 of the Code, such terminated Company Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

             Except as set forth in SCHEDULE 3.1.11(I) to the Company Disclosure Letter either the Company, a Company Subsidiary or an ERISA Affiliate of the Company has the right, either individually or in the aggregate, unilaterally to terminate any, and each, of the Company Benefit Plans without incurring any additional expense to fund or pay any benefits upon such termination.

             There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of such Company Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect.

             To the Knowledge of the Company, there is no matter pending before the IRS, the United States Department of Labor or the PBGC with respect to any of such Company Benefit Plans.

             All contributions required to be made to such Company Benefit Plans pursuant to their terms and provisions have been timely made.

             Except as set forth in SCHEDULE 3.1.11(I) to the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or is bound by any severance agreement, program or policy. True and correct copies of all employment agreements with officers of the Company and the Company Subsidiaries, and all vacation, overtime and other compensation policies of the Company and the Company Subsidiaries relating to their employees have been made available to Acquiror.

             (ii) Except as described in the Company SEC Documents or in
        SCHEDULE 3.1.11(II) to the Company Disclosure Letter or as would not have a Material Adverse Effect, (A) all Company Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) other than claims for benefits and contributions in the normal course of business, neither the Company, any Company Subsidiary nor any ERISA Affiliate of the Company has any liabilities or obligations with respect to any such Company Benefit Plan, whether accrued, contingent or otherwise, nor to the Knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.1.11(II) to the Company Disclosure Letter, or as permitted by SECTION 5.13.2 the execution of, and performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of the Company, any Company Subsidiary, or any ERISA Affiliate of the Company.

             (iii) Except as set forth in SCHEDULE 3.1.11(III) to the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

             (iv) No agreements have been made with any Person by, or on behalf of, the Company or any Company Subsidiary with respect to any interpretation of, or the amount or calculation of any benefits payable under, any plans, programs or agreements described in SECTION 3.1.11(III) or in

        SCHEDULE 3.1.11(III) to the Company Disclosure Letter, which agreement is binding on the Company or any Company Subsidiary or would be binding on Acquiror.

        3.1.12  TAXES.

             (i) Except as set forth in SCHEDULE 3.1.12 to the Company Disclosure Letter, each of the Company and each Company Subsidiary has
        (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Company Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for the Company and each Company Subsidiary, and all written communications relating thereto, have been delivered or made available to representatives of Acquiror. Except as set forth on SCHEDULE 3.1.12 to the Company Disclosure Letter, to the Knowledge of the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

             (ii) The Company (A) for all taxable years commencing with the taxable year ended December 31, 1993 through the most recent December 31, has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") (within the meaning of the Code) under the Code and has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's Knowledge, no such challenge is pending or threatened. Each Company Subsidiary which is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each Company Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by a Company Subsidiary that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary," as defined in Section 856(i) of the Code. Except as provided in SCHEDULE 3.1.12 to the Company Disclosure Letter, neither the Company nor any Company Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          3.1.13 NO PAYMENTS TO EMPLOYEES, OFFICERS OR TRUST MANAGERS. Except as set forth on SCHEDULE 3.1.13 to the Company Disclosure Letter, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer, trust manager or director of the Company or any Company Subsidiary.

          3.1.14 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other Person, other than Prudential Securities Incorporated ("Prudential"), the fees and expenses of which have previously been disclosed to Acquiror and will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has provided to Acquiror a good faith estimate and description of the expenses of the Company and the Company Subsidiaries which the Company and the Company Subsidiaries expect to incur, or have incurred, in connection with the Transactions.

          3.1.15 COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or as set forth in
     SCHEDULE 3.1.15 to the Company Disclosure Letter, neither the Company nor any Company Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          3.1.16  CONTRACTS; DEBT INSTRUMENTS.

             (i) To the Knowledge of the Company, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.1.16(I) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

             (ii) Except for any of the following expressly identified in the Company SEC Documents filed with the SEC prior to the date hereof and except as permitted by SECTION 4.1 after the date hereof, SCHEDULE 3.1.16(II) to the Company Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of the Company Subsidiaries, other than indebtedness payable to the Company or a Company Subsidiary or to any third-party partner or joint venturer in any Company Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on June 30, 1997, For purposes of this SECTION 3.1.16(II), "Indebtedness" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such indebtedness of any other Person.

          3.1.17 STATE TAKEOVER STATUTES. The Company has taken all action necessary, if any, to exempt transactions between Acquiror and the Company and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under any state laws or the federal laws of the United States, or any similar statute or regulation (a "Takeover Statute").

          3.1.18 REGISTRATION STATEMENT; PROXY STATEMENT. The information supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not at the time the Registration Statement (including any amendments and supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will not, on the date the Proxy Statement is first mailed to the shareholders, at the time of the Shareholders Meetings, or at the Effective Time, contain any untrue statement of any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or Trust Managers should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquiror or Merger Sub which is contained or incorporated by reference in any of the foregoing documents.

          3.1.19 HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. For purposes of determining compliance with the HSR, the Company confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its shareholders.

          3.1.20 VOTE REQUIRED. The affirmative vote of at least two-thirds of the outstanding shares of Common Shares is the only vote of the holders of any class or series of the Company's shares of beneficial interest necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

          3.1.21 OPINION OF FINANCIAL ADVISOR. The Board of Trust Managers of the Company has received the opinion of Prudential, satisfactory to the Company, a copy of which has been provided to Acquiror, to the effect that, as of the date of such opinion, consideration to be received in the Merger is fair to the shareholders of the Company from a financial point of view.

          3.1.22 INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any Company Subsidiary is, or at the Effective Time will be, required to be registered under the 1940 Act.

          3.1.23 INSURANCE. The Company maintains fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which the Company reasonably believes provide full and adequate coverage for all normal risks incident to the business of the Company and the Company Subsidiaries and their respective properties and assets.

          3.1.24 THE COMPANY'S RIGHTS AGREEMENT. Neither the execution or delivery of this Agreement nor the consummation of the Transactions will cause Acquiror or any of its Affiliates to be within the definition of "Acquiring Person" as defined in the Rights Agreement. Neither the "Distribution Date" (as defined in the Rights Agreement) nor a "Shares Acquisition Date" (as defined in the Rights Agreement) has occurred under the Rights Agreement, and, to the Knowledge of the Company, neither Acquiror nor Merger Sub nor any Affiliate or Associate of Acquiror or Merger Sub has taken any action which would cause such Person to be deemed an Acquiring Person or which would cause a Distribution Date or a Shares Acquisition Date to occur under the Rights Agreement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror represents and warrants to the Company as follows:

          3.2.1 ORGANIZATION, STANDING AND CORPORATE POWER OF ACQUIROR AND MERGER SUB. Each of Acquiror and Merger Sub is a Georgia corporation and each is duly organized and validly existing under the laws of Georgia and has the requisite power and authority to carry on its business as now being conducted. Each of Acquiror and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Acquiror and the Acquiror Subsidiaries, taken as a whole (an "Acquiror Material Adverse Effect"). Each of Acquiror and Merger Sub has delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws, as amended or supplemented to the date of this Agreement.

          3.2.2 ACQUIROR SUBSIDIARIES. SCHEDULE 3.2.2 to the Acquiror Disclosure Letter sets forth each Acquiror Subsidiary and the ownership interest therein of Acquiror. Except as set forth in SCHEDULE 3.2.2 to the Acquiror Disclosure Letter, (A) all the outstanding shares of capital stock of each Acquiror Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by Acquiror, by another Acquiror Subsidiary or by Acquiror and another Acquiror Subsidiary, free and clear of all Liens, other restrictions and limitations on voting rights and (B) all equity interests in each Acquiror Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Acquiror, by another Acquiror Subsidiary or by Acquiror and another Acquiror Subsidiary free and clear of all Liens, other restrictions and limitations on voting rights. Except for the capital stock of or other equity or ownership interests in the Acquiror Subsidiaries, and except as set forth in SCHEDULE 3.2.2 to the Acquiror Disclosure Letter, Acquiror does not own, directly or indirectly, any capital stock or other equity or ownership interest in any Person. Each Acquiror Subsidiary (other than Merger Sub) that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Acquiror Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Acquiror Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an Acquiror Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership and joint venture agreements of each Acquiror Subsidiary, as amended to the date of this Agreement, have been previously delivered to the Company.

          3.2.3 CAPITAL STRUCTURE. The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 20,000,000 shares of Acquiror Preferred Stock, of which 1,000,000 shares have been classified as 8 1/2% Series A Cumulative Redeemable Preferred Stock and the remaining 19,000,000 shares remain unclassified. On the date hereof, (i) 22,124,410 shares of Acquiror Common Stock and 1,000,000 shares of Acquiror Preferred Stock were issued and outstanding, (ii) no shares of Acquiror Stock or Acquiror Preferred Stock were held by Acquiror in its treasury,
     (iii) 98,248 shares of Acquiror Common Stock were reserved for issuance pursuant to options and shares of restricted stock not yet granted under Acquiror's employee benefit or incentive plans ("Acquiror Employee Stock Plans"), (iv) 1,030,440 shares of Acquiror Common Stock were issuable upon exercise of outstanding options under the Acquiror Employee Stock Plans (the "Acquiror Options") to purchase shares of Acquiror Common Stock; (v) 145,972 shares were reserved for issuance pursuant to Acquiror's Dividend Reinvestment and Stock Purchase Plan, (vi) 26,308 shares were reserved for issuance pursuant to Acquiror's Employee Stock Purchase Plan and (vii) 27,260,770 shares were reserved for issuance upon the exchange of outstanding limited partnership interests ("Units") in the Operating Partnership. On the date of this Agreement, except as set forth in this
     SECTION 3.2.3, no shares of capital stock or other voting securities of Acquiror were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Acquiror. All outstanding shares of capital stock of Acquiror are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on SCHEDULE 3.2.3 to the Acquiror Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Acquiror may vote. Except (A) as set above in this
     SECTION 3.2.3, (B) as set forth in SCHEDULE 3.2.3 to the Acquiror Disclosure Letter or (C) as otherwise permitted under SECTION 4.2, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Acquiror or any Acquiror Subsidiary is a party or by which such entity is bound, obligating Acquiror or any Acquiror Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Acquiror or of any Acquiror Subsidiary or obligating Acquiror or any Acquiror Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Acquiror or an Acquiror Subsidiary). Except as set forth on SCHEDULE 3.2.3 to the Acquiror Disclosure Letter, there are no outstanding contractual obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests in any Acquiror Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any Person (other than an Acquiror Subsidiary).

          3.2.4 AUTHORITY; NONCONTRAVENTION; CONSENTS. Each of Acquiror and Merger Sub has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this

     Agreement by the vote of the holders of the Acquiror Common Stock required to approve this Agreement and the Transactions (including, without limitation, the issuance of Acquiror Common Stock in connection with the Merger) (the "Acquiror Shareholder Approvals" and, together with the Company Shareholder Approvals, the "Shareholder Approvals"), to consummate the Transactions to which Acquiror or Merger Sub (as the case may be) is a party. The execution and delivery of this Agreement by each of Acquiror and Merger Sub and the consummation by each of Acquiror and Merger Sub of the Transactions to which Acquiror or Merger Sub (as the case may be) is a party have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub and no other action or proceedings on the part of Acquiror or Merger Sub are necessary to authorize this Agreement or the consummation of the Transactions, subject to approval of this Agreement and the issuance of Acquiror Common Stock in connection with the Merger pursuant to the Acquiror Shareholder Approvals. This Agreement has been duly executed and delivered by each of Acquiror and Merger Sub and constitutes a valid and binding obligation of each of Acquiror and Merger Sub, enforceable against each of Acquiror and Merger Sub in accordance with its terms. Except as set forth in SCHEDULE 3.2.4 to the Acquiror Disclosure Letter, the execution and delivery of this Agreement by each of Acquiror and Merger Sub do not, and the consummation of the Transactions to which Acquiror or Merger Sub (as the case may be) is a party and compliance by each of Acquiror and Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or alteration of rights or obligations under, or result in the creation of any Lien upon any of the properties or assets of Acquiror, Merger Sub, or any other Acquiror Subsidiary under, (i) the Articles of Incorporation or Bylaws of Acquiror and Merger Sub or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Acquiror Subsidiary each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Acquiror, Merger Sub or any other Acquiror Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Acquiror, Merger Sub or any other Acquiror Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that either individually or in the aggregate would not (x) have an Acquiror Material Adverse Effect or (y) materially delay or prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Acquiror, Merger Sub or any Acquiror Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Acquiror or Merger Sub, as the case may be, of any of the Transactions, except for (i) the filing with the SEC of (x) the Proxy Statement and a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Acquiror Common Stock constituting the Merger Consideration (the "Registration Statement") and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions,
     (ii) the filing of the Listing Application with the NYSE with respect to the shares of Acquiror Common Stock to be issued as part of the Merger consideration, (iii) the filing of the Articles of Merger with the Applicable Bodies, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings
     (A) as are set forth in SCHEDULE 3.2.4 to the Acquiror Disclosure Letter,
     (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent Acquiror or Merger Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, an Acquiror Material Adverse Effect.

          3.2.5  SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
     LIABILITIES. Acquiror has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC (the "Acquiror SEC Documents"). All of the Acquiror SEC Documents (other than preliminary material or material which was subsequently amended), as of their respective filing dates, complied, or will comply, as the case may be, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Acquiror SEC Documents. None of the Acquiror SEC Documents at the time of filing and effectiveness contained, or will contain, as the case may be, any untrue statement of a material fact or omitted, or will omit, as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later Acquiror SEC Documents. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents complied, or will comply, as the case may be, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared, or will be prepared, as the case may be, in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will present, as the case may be, in accordance with the applicable requirements of GAAP, the consolidated financial position of Acquiror and the Acquiror Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were not or are not expected to be material in amount). Except as set forth in the Acquiror SEC Documents filed with the SEC prior to the date hereof, or in SCHEDULE 3.2.5 to the Acquiror Disclosure Letter, and except for liabilities and obligations incurred since the Acquiror Financial Statement Date in the ordinary course of business and consistent with past practice, neither Acquiror nor any Acquiror Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Acquiror or of any unconsolidated Acquiror Subsidiary or in the notes thereto and which, individually or in the aggregate, would have an Acquiror Material Adverse Effect.

          3.2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 3.2.6 to the Acquiror Disclosure Letter, since the date of the most recent financial statements included in the Acquiror SEC Documents (the "Acquiror Financial Statement Date") to the date of this Agreement, Acquiror and the Acquiror Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have an Acquiror Material Adverse Effect (a "Acquiror Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an Acquiror Material Adverse Change, (ii) except for regular quarterly dividends not in excess of $.595 per share of Acquiror Common Stock any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Acquiror's capital stock, other than any dividend required to be paid pursuant to SECTION 2.2.4, (iii) any split, combination or reclassification of any of Acquiror's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in any Acquiror Subsidiary except as permitted by SECTION 4.2 after the date hereof (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have or is reasonably likely to have an Acquiror Material Adverse Effect or (v) any change in accounting methods, principles or practices by Acquiror or any Acquiror Subsidiary, except insofar as required by a change in GAAP.

          3.2.7 LITIGATION. Except as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 3.2.7 to the Acquiror Disclosure Letter, there is no suit, action or proceeding pending, threatened in writing or to the Knowledge of Acquiror otherwise threatened against or affecting Acquiror or any Acquiror Subsidiary or any of their respective properties or assets that, individually or in the aggregate, could reasonably be expected to (A) have an Acquiror Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Acquiror or any

     Acquiror Subsidiary or any of their respective properties or assets having, or which, insofar as reasonably can be foreseen, in the future would have any such effect.

        3.2.8  PROPERTIES.

             (i) Acquiror or one of the Acquiror Subsidiaries owns fee simple title (or where indicated leasehold estates) to each of the real properties identified in the Acquiror SEC Documents (the "Acquiror Properties"), in each case (except as provided below) free and clear of Encumbrances, except for (A) Encumbrances and Property Restrictions set forth in the Acquiror SEC Documents, (B) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, (C) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to the Company), and (D) mechanics', carriers', workmens', repairmens' and materialmens' liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not otherwise have an Acquiror Material Adverse Effect (such matters described in clauses
        (A) through (D) being hereinafter collectively referred to as the "Permitted Acquiror Liens"). Except as provided in SCHEDULE 3.2.8 to the Acquiror Disclosure Letter, policies of title insurance have been obtained insuring Acquiror's or the applicable Acquiror Subsidiaries' fee simple title or leasehold estate to the Acquiror Properties in amounts at least equal to the value of such Acquiror Properties at the time of issuance of such policy, subject only to the Permitted Acquiror Liens, and, to the Knowledge of Acquiror, such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Acquiror has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Acquiror Properties issued by any Governmental Entity, which remains uncured and which if not cured would be expected to have an Acquiror Material Adverse Effect. Neither Acquiror nor any of the Acquiror Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Acquiror Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Acquiror Properties or by the continued maintenance, operation or use of the parking areas, in either case which remains uncured and which if not cured would be expected to have an Acquiror Material Adverse Effect.

             (ii) Acquiror has made available to the Company for review all executory agreements entered into by Acquiror or any Acquiror Subsidiary relating to the development or construction of residential or other real estate properties other than the Acquiror Properties (other than agreements for architectural, engineering, planning, accounting, legal or other professional services or construction agreements for material or labor) and which would be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

          3.2.9 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 3.2.9 to the Acquiror Disclosure Letter or except as to matters previously remediated in accordance with applicable Law, none of Acquiror, or any Acquiror Subsidiary or, to Acquiror's Knowledge any other Person has caused or permitted (a) the presence of any Hazardous Materials at, in, on or under any of the Acquiror Properties in any amount, form, or location that would be unlawful, require investigation, notification of Governmental Entities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal environmental Laws, or (b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Acquiror Properties or at any other location as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have or is reasonably likely to have an Acquiror Material Adverse Effect; and in connection with the construction on or operation and use of the Acquiror Properties, Acquiror and the Acquiror Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental Laws, regulations, ordinances and administrative and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

          3.2.10  ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

             (i) Except as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof or in SCHEDULE 3.2.10(I) to the Acquiror Disclosure Letter and except as permitted by Section 4.2 (for the purpose of this sentence, as if SECTION 4.2 had been in effect since December 31, 1996), since the date of the most recent audited financial statements included in the Acquiror SEC Documents filed with the SEC prior to the date hereof, there has not been any adoption or amendment by Acquiror or any Acquiror Subsidiary, or any Person affiliated with Acquiror under Section 414 (b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate of the Acquiror") of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding or oral or in writing) providing benefits to any current or former employee, officer or director of Acquiror, any Acquiror Subsidiary, or any ERISA Affiliate of the Acquiror (collectively, "Acquiror Benefit Plans"). No Acquiror Benefit Plan is subject to Title IV of ERISA or to Section 412 of the Code or Section 302 of ERISA.

             True and correct copies of each of the following have been made available to the Company: (i) the most recent annual report (Form 5500), if any, relating to each Acquiror Benefit Plan filed with the IRS, (ii) each Acquiror Benefit Plan, (iii) the trust agreement, if any, relating to each Acquiror Benefit Plan, (iv) the most recent summary plan description for each Acquiror Benefit Plan for which a summary plan description is required by ERISA and (v) the most recent determination letter, if any, issued by the IRS with respect to any Acquiror Benefit Plan qualified under Section 401 of the Code.

             As to any Acquiror Benefit Plan intended to be qualified under
        Section 401 of the Code, such Acquiror Benefit Plan satisfies in form the requirements of such Section and there has been no termination or partial termination of such Acquiror Benefit Plan within the meaning of
        Section 411(d)(3) of the Code.

             As to any such terminated Acquiror Benefit Plan intended to have been qualified under Section 401 of the Code, such terminated Acquiror Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

             There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Acquiror, threatened against, or with respect to, any of the Acquiror Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect.

             To the Knowledge of Acquiror, there is no matter pending before the IRS, the United States Department of Labor or the PBGC with respect to any of the Acquiror Benefit Plans.

             All contributions required to be made to such Acquiror Benefit Plans pursuant to their terms and provisions have been timely made.

             Except as set forth in SCHEDULE 3.2.10(I) to the Acquiror Disclosure Letter, neither Acquiror nor any Acquiror Subsidiary is a party to or is bound by any severance agreement, program or policy. True and correct copies of all employment agreements with officers of Acquiror and the Acquiror Subsidiaries, and all vacation, overtime and other compensation policies of Acquiror and the Acquiror Subsidiaries relating to their employees have been made available to the Company.

             (ii) Except as described in the Acquiror SEC Documents or in
        SCHEDULE 3.2.10(II) to the Acquiror Disclosure Letter or as would not have an Acquiror Material Adverse Effect, (A) all Acquiror Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) other than claims for benefits in the normal course of business, neither Acquiror, any Acquiror Subsidiary nor any ERISA Affiliate of the Acquiror has any liabilities or obligations with respect to any Acquiror Benefit Plans, whether accrued, contingent or otherwise, nor to the Knowledge of Acquiror are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.2.10(II) to the Acquiror Disclosure Letter, the execution of, and performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Acquiror Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of Acquiror, any Acquiror Subsidiary, or any ERISA Affiliate of the Acquiror.

        3.2.11  TAXES.

             (i) Each of Acquiror and each Acquiror Subsidiary has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or Acquiror has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the Acquiror SEC Documents reflect an adequate reserve for all material Taxes payable by Acquiror (and by those Acquiror Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for Acquiror and each Acquiror Subsidiary, and all written communications relating thereto, have been delivered or made available to representatives of the Company. Except as set forth on SCHEDULE
        3.2.11 to the Acquiror Disclosure Letter, to the Knowledge of Acquiror, no deficiencies for any Taxes have been proposed, asserted or assessed against Acquiror or any of the Acquiror Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

             (ii) Acquiror (A) for all taxable years commencing with the taxable year ended December 31, 1993 through the most recent December 31, has been organized in conformity with the qualifications as a REIT (within the meaning of the Code) under the Code and has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to Acquiror's Knowledge, no such challenge is pending or threatened. Each Acquiror Subsidiary which is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Each Acquiror Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by Acquiror (or solely by an Acquiror Subsidiary that is a corporation wholly owned by Acquiror) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither Acquiror nor any Acquiror Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to
        Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          3.2.12 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as set forth in SCHEDULE 3.2.12 to the Acquiror Disclosure Letter, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer, trust manager or director of Acquiror or any Acquiror Subsidiary.

          3.2.13 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other Person, other than Merrill, Lynch & Co. ("Acquiror Financial Advisor"), the fees and expenses of which have previously been disclosed to the Company and will be paid by Acquiror, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or any Acquiror Subsidiary.

          3.2.14 COMPLIANCE WITH LAWS. Except as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof, neither Acquiror nor any Acquiror Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in an Acquiror Material Adverse Effect.

          3.2.15 CONTRACTS; DEBT INSTRUMENTS. To the Knowledge of Acquiror, neither Acquiror nor any Acquiror Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.2.15 to the Acquiror Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in an Acquiror Material Adverse Effect.

          3.2.16 STATE TAKEOVER STATUTES. Acquiror has taken all action necessary, if any, to exempt transactions between the Company and its Affiliates and Acquiror from the operation of any Takeover Statute.

          3.2.17 REGISTRATION STATEMENT; PROXY STATEMENT. The Registration Statement will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and shall not at any time the Registration Statement (including any amendments and supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion or incorporation by reference in the Proxy Statement will not, on the date of the Proxy Statement is first mailed to the shareholders, at the time of the Shareholders Meetings, or at the Effective Time, contain any untrue statement of any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading. If at any time prior to the Effective Time any event relating to the Acquiror or any of its respective Affiliates, officers or directors should be discovered by the Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Acquiror shall promptly inform the Company. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in any of the foregoing documents.

          3.2.18 HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. For purposes of determining compliance with the HSR, the Acquiror confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its shareholders.

          3.2.19 VOTE REQUIRED. The affirmative vote of a majority of the shares of Acquiror Common Stock present in Person or by proxy at the Acquiror Shareholders Meeting is the only vote of the holders of any class or series of Acquiror's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

          3.2.20 OPINION OF FINANCIAL ADVISOR. The Directors of Acquiror have received the opinion of Acquiror Financial Advisor, satisfactory to Acquiror, a copy of which has been provided to the Company, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to Acquiror from a financial point of view.

          3.2.21 INVESTMENT COMPANY ACT OF 1940. Neither Acquiror nor any Acquiror Subsidiary is, or at the Effective Time will be, required to be registered under the 1940 Act.

          3.2.22 INSURANCE. Acquiror maintains fire and casualty and general liability policies with reputable insurance carriers, which Acquiror reasonably believes provide full and adequate coverage for all normal risks incident to the business of Acquiror and Acquiror Subsidiaries and their respective properties and assets.

          3.2.23 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses, to keep available the services of the present officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the present relationships of the Company and the Company Subsidiaries with tenants, landlords, customers, suppliers and other persons with which the Company or any of the Company Subsidiaries has significant business relationships. Without limiting the generality of the foregoing, the following additional restrictions shall apply: during the period from the date of this Agreement to the earlier of the (i) termination of this Agreement or (ii) Effective Time, except as set forth in
SCHEDULE 4.1 to the Company Disclosure Letter, the Company shall not and shall cause the Company Subsidiaries not to (and not to authorize or commit or agree to) without the prior written consent of Acquiror (which such consent shall not be unreasonably delayed):

          4.1.1 (i) except for its regular quarterly dividends not in excess of $.395 per share of Common Shares per quarter, with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of any of the Company's shares of beneficial interest or other than the dividend required to be paid pursuant to SECTION 2.2.4(I), (ii) split, combine or reclassify any shares of beneficial interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such shares of beneficial interest or (iii) except in connection with the use of Common Shares to pay the exercise price or tax withholding in connection with the Company's Employee Stock Plans or as otherwise contemplated by or required by this Agreement, purchase, redeem or otherwise acquire any shares of beneficial interests of the Company or any options, warrants or rights to acquire, or security convertible into, shares of such beneficial interests;

          4.1.2 except as contemplated under or required pursuant to SECTIONS
     4.1.5 and 5.13.2, the Company's Amended and Restated Dividend Reinvestment Share Purchase Plan and Employee Share Purchase Plan and the exercise of share options or issuance of shares pursuant to stock rights, restricted share or performance share awards or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of beneficial interest, any other voting securities of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities; provided, however, that with respect to such Dividend Reinvestment Share Purchase Plan, such shares may only be issued, with respect to any dividend payment date after the date of this Agreement, in an amount equal to the dividend payments and not with respect to any optional cash payments;

          4.1.3 amend the charter, articles or certificate of incorporation, declaration of trust, bylaws, partnership agreement or other comparable charter or organizational documents of the Company or any Company Subsidiary or enter into, assume or amend any material contract, agreement or commitment, except in the ordinary course of business and consistent with past practice;

          4.1.4 in the case of the Company or any other Company Subsidiary, merge or consolidate with any Person;

          4.1.5 in any transaction or series of related transactions involving capital, securities or other assets (including cash) or indebtedness of the Company, a Company Subsidiary, or any combination thereof in excess of $100,000 individually or $500,000 in the aggregate: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, real estate investment trust, business trust or other business organization or division thereof or interest therein; (ii) sell, lease or otherwise dispose of any of the Company Properties or any assets (other than sales of the Company's or any Company Subsidiary's "for sale" housing units and condominiums sold or developed for sale in the ordinary course of business) or, except for any Development Properties or Future Development Properties, assign or encumber the right to receive income, dividends, distributions and the like, or otherwise subject any of the Company's properties or assets to any Encumbrance or Lien; (iii) make or agree to make any development or capital expenditures, except (A) in accordance with capital expenditure budgets previously delivered to and approved in writing by Acquiror or in accordance with construction and development budgets pertaining to the Development Properties (the "Development Budgets"), that have been previously delivered to and approved in writing by Acquiror, provided that within any Development Budget for a Development Property, the Company may allocate and reallocate the development and capital expenditures as it determines, or (B) in connection with pre-development, investigation and due diligence activities related to the Future Development Properties, which amounts shall not exceed $100,000 with respect to any Future Development Properties or $500,000 in the aggregate for all Future Development Properties; or (C) in connection with acquisition, development, pre-development, investigation and due diligence activities related to the Future Development Properties, which are disclosed in SCHEDULE 4.1 to the Company Disclosure Letter or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (except as contemplated by subparagraph (iii) above), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

          4.1.6  INTENTIONALLY OMITTED

          4.1.7 make any tax election (unless required by law or necessary to preserve the Company's status as a REIT or of any Company Subsidiary as a partnership for federal income tax purposes);

          4.1.8 (i) change in any manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property or sales taxes in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

          4.1.9 except as specifically agreed to by Acquiror in connection with the execution of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or the Company Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice; grant any severance or termination pay to, or enter into any employment or severance agreement with any director, trust manager, officer or other employee of the Company or any of the Company Subsidiaries, or amend or modify in any respect any existing employment or severance agreement; adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law;

          4.1.10 pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practice; settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions; and

          4.1.11 enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of the Company or any Company Subsidiary.

     SECTION 4.2 CONDUCT OF BUSINESS BY ACQUIROR. During the period from the date of this Agreement to the Effective Time, Acquiror shall, and shall cause (or, in the case of Acquiror Subsidiaries that Acquiror does not control, shall use commercially reasonable efforts to cause) the Acquiror Subsidiaries each to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses, to keep available the services of the present officers, employees and consultants of Acquiror and the Acquiror Subsidiaries and to preserve the present relationships of Acquiror and the Acquiror Subsidiaries with tenants, landlords, customers, suppliers and other persons with which Acquiror or any of the Acquiror Subsidiaries has significant business relationships. Without limiting the generality of the foregoing, the following additional restrictions shall apply: during the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.2 to the Acquiror Disclosure Letter, Acquiror shall not and shall cause (or, in the case of Acquiror Subsidiaries which Acquiror does not control, shall use commercially reasonable efforts to cause) the Acquiror Subsidiaries not to (and not to authorize or commit or agree to) without the prior written consent of the Company (which such consent shall not be unreasonably delayed):

          4.2.1 (i) except for regular quarterly dividends not in excess of $.595 per share of Acquiror Common Stock, with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of Acquiror capital stock or partnership interests or stock in any Acquiror Subsidiary that is not directly or indirectly wholly owned by Acquiror, other than the dividend required to be paid pursuant to SECTION 2.2.4(I), (ii) except in connection with the Transactions, split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) except in connection with the use of Acquiror Common Stock to pay the exercise price or tax withholding in connection with the Acquiror's Employee Stock Plans purchase, redeem or otherwise acquire any shares of capital stock of Acquiror or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Acquiror;

          4.2.2 except as contemplated under or required pursuant to this Agreement (including without limitation SECTION 4.2.5), Acquiror's dividend reinvestment and stock purchase plan, Acquiror's employee stock purchase plan and Acquiror Employee Stock Plans, and the exercise of stock options or warrants outstanding on the date hereof, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities of Acquiror or any Acquiror Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Acquiror or an Acquiror Subsidiary;

          4.2.3 except as otherwise contemplated by this Agreement, amend the charter, articles or certificate of incorporation, bylaws, code of regulations, partnership agreement or other comparable charter or organizational documents of Acquiror or any Acquiror Subsidiary;

          4.2.4 in the case of Acquiror or the Operating Partnership merge or consolidate with any Person;

          4.2.5 in any transaction or series of related transactions involving capital, securities, other assets (including cash) or indebtedness of Acquiror or an Acquiror Subsidiary or any combination thereof acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, real estate investment trust, business trust or other business organization or division thereof or interest therein if such acquisition would result in such acquired entity being a "Significant Subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X, substituting 20% for 10% in the tests used therein to determine a Significant Subsidiary (or, in connection with an asset acquisition, would have resulted in the entity acquiring such assets being a "Significant Subsidiary" (substituting 20% for 10% in the tests used therein to determine a Significant Subsidiary) if such acquisition would have been made by a newly created subsidiary with no other assets);

          4.2.6 make or rescind any tax election (unless required by law or necessary to preserve Acquiror's status as a REIT or the status of any Acquiror Subsidiary as a partnership for federal income tax purposes);

          4.2.7 change in any material manner any of its methods, principles or practices of accounting in effect at the Acquiror Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

     SECTION 4.3 OTHER ACTIONS. Each of Company, on the one hand, and Acquiror and Merger Sub, on the other hand, shall not and shall use commercially reasonable efforts to cause its respective subsidiaries and joint ventures not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement becoming untrue, or (ii) except as contemplated by SECTIONS 7.1 and 7.2, any of the conditions to the Merger set forth in ARTICLE VI not being satisfied.

                                   ARTICLE V

                              ADDITIONAL COVENANTS

     SECTION 5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; COMPANY SHAREHOLDERS MEETING AND ACQUIROR SHAREHOLDERS MEETING.

          5.1.1 As soon as practicable following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Acquiror and the Company, and Acquiror shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Acquiror shall use commercially reasonable efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each of the Company and Acquiror will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders or Acquiror's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. It shall be a condition precedent to the Company's obligation to mail the Proxy Statement that the opinion of Prudential referred to in SECTION
     3.1.21 not have been withdrawn. It shall be a condition precedent to Acquiror's obligation to mail the Proxy Statement that the opinion of Acquiror Financial Advisor referred to in SECTION 3.2.20 not have been withdrawn. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy

     Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Acquiror or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Acquiror and the shareholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Acquiror in favor of the issuance of Acquiror Common Stock and of the Board of Trust Managers of the Company in favor of the Merger, provided that (i) the recommendation of the Board of Trust Managers of the Company may not be included or may be withdrawn if the Board of Trust Managers of the Company has accepted a proposal for a Superior Competing Transaction in accordance with the terms of SECTION 7.1; and (ii) the recommendation of the Board of Directors of Acquiror may not be included or may be withdrawn if the Board of Directors of the Acquiror has accepted a proposal for an Alternative Transaction in accordance with the terms of SECTION 7.2. Acquiror also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Acquiror Stock pursuant to the Merger and will pay or cause an Acquiror Subsidiary to pay all expenses incident thereto. In connection with the preparation of the Proxy Statement and the Registration Statement, Acquiror shall use reasonable efforts to cause to be delivered to the Company prior to the mailing of the Proxy Statement to Acquiror's shareholders and the Company's shareholders, the opinion of King & Spalding, dated the date of the Proxy Statement, that (i) for its taxable year ended December 31, 1993 and for all subsequent taxable years ending on or before the Closing Date, Acquiror was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (ii) each Acquiror Subsidiary that is a partnership, joint venture or limited liability company has been during and since formation, and continues to be, treated as of such date, for federal income tax purposes, as a partnership and not as a corporation or an association taxable as a corporation. In connection with the preparation of the Proxy Statement and the Registration Statement, the Company shall use reasonable efforts to cause to be delivered to Acquiror and Merger Sub prior to the mailing of the Proxy Statement to the Company's shareholders and Acquiror's shareholders, the opinion of Winstead Sechrest & Minick P.C., dated the date of the Proxy Statement, that (i) for its taxable year ended December 31, 1993 and for all subsequent taxable years ending on or before the Closing Date, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (ii) each Company Subsidiary that is a partnership, joint venture or limited liability company has been during and since formation, and continues to be, treated as of such date, for federal income tax purposes, as a partnership and not as a corporation or an association taxable as a corporation.

          5.1.2 The Company will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of the Company), convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approvals. The Company will, through its Board of Trust Managers, recommend to its shareholders approval of this Agreement and the Transactions and use all reasonable efforts to solicit from its shareholders proxies in favor of approval of this Agreement and the Transactions and take all other action necessary or advisable to secure the vote of shareholders to obtain such approvals; provided that the recommendation of the Board of Trust Managers of the Company may be withdrawn if the Board of Trust Managers of the Company has accepted a proposal for a Superior Competing Transaction in accordance with the terms of SECTION 7.1.4.

          5.1.3 Acquiror will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Acquiror), convene and hold a meeting of its shareholders (the "Acquiror Shareholders Meeting") for the purpose of obtaining the Acquiror Shareholder Approvals. Acquiror will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Transactions and use all reasonable efforts to solicit from its shareholders proxies in favor of the Acquiror Shareholder Approvals and take all other action necessary or advisable to secure the vote of shareholders to obtain such approvals; provided that the recommendation of the Board of Directors of Acquiror may be withdrawn if the Board of Directors of Acquiror has accepted a proposal for an Alternative Transaction in accordance with the terms of SECTION 7.2.4.

     SECTION 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Each of the Company and Acquiror shall, and shall cause each of its respective subsidiaries (including all Company Subsidiaries and all Acquiror Subsidiaries) and joint ventures to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Acquiror shall, and shall cause each of its respective subsidiaries (including all Company Subsidiaries and all Acquiror Subsidiaries) to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Acquiror will hold, and will use commercially reasonable efforts to cause its and its respective subsidiaries (including all Company Subsidiaries and all Acquiror Subsidiaries) and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of June 4, 1997 between the Company and Acquiror (the "Confidentiality Agreement").

     SECTION 5.3  COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

          5.3.1 Subject to the terms and conditions herein provided, the Company and Acquiror shall: (a) use commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the Transactions and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations, (b) use commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to the Company and Acquiror; and (c) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and Acquiror shall take all such necessary action. From the date hereof through the Effective Time, the Company shall timely file with the SEC all Company SEC Documents required to be so filed. From the date hereof through the Effective Time, the Acquiror shall timely file with the SEC all Acquiror SEC Documents required to be so filed.

          5.3.2 The Company shall give prompt notice to Acquiror, and Acquiror or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          5.3.3 COORDINATION OF DIVIDENDS. Each of Acquiror and the Company shall coordinate with the other regarding the declaration and payment of dividends in respect of the Acquiror Common Stock and the Common Shares and the record dates and payment dates relating thereto, it being the intention of Acquiror and the Company that any holder of Common Shares shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Common Shares and/or any shares of Acquiror Common Stock any such holder receives in exchange therefor pursuant to the Merger.

     SECTION 5.4 AFFILIATES. Prior to the Closing Date, the Company shall deliver to Acquiror a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "Affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause each such Person to deliver to Acquiror on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT A to this Agreement.

     SECTION 5.5 TAX TREATMENT. Each of Acquiror and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in SECTIONS 6.2.4, 6.2.5, 6.3.4 and 6.3.5.

     SECTION 5.6 ACQUIROR BOARD OF DIRECTORS. Acquiror shall take all steps necessary to cause the appointment as of the Effective Time of Robert L. Shaw to the Board of Directors of Acquiror, or such other person as shall be selected prior to the Effective Time by the Company Board of Trust Managers and as shall be acceptable to Acquiror.

     SECTION 5.7 NO SOLICITATION OF TRANSACTIONS BY THE COMPANY. (a) Subject to SECTION 7.1, the Company shall not directly or indirectly, through any officer, trust manager, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by the Company, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, trust managers, employees or agents of the Company or any investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by the Company to take any such action, (b) the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Transaction and will take the steps necessary to inform such parties of the obligations undertaken in this SECTION
5.7 and (c) the Company shall notify Acquiror in writing (as promptly as practicable) if it receives any inquiries, proposals or requests for information relating to such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following with respect to the Company or any Company Subsidiary (other than the Transactions or a transaction with Acquiror or an Acquiror Subsidiary): (i) with respect only to the Company or any group of Company Subsidiaries (acting in a single transaction or series of related transactions) holding 20% or more of the assets of the Company and the Company Subsidiaries taken as a whole, any merger, consolidation, share exchange, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets or equity securities of the Company and the Company Subsidiaries taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of beneficial interest of the Company; (iv) any transaction resulting in the issuance of shares representing 20% or more of the outstanding shares of beneficial interest of the Company, or the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 5.8  NO SOLICITATION OF TRANSACTIONS BY ACQUIROR.  (a) Subject to
SECTION 7.2, Acquiror shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by Acquiror, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Alternative Transaction, or agree to or endorse any Alternative Transaction, or authorize or permit any of the officers, directors, employees or agents of Acquiror or any investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by Acquiror to take any such action, (b) Acquiror shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Transaction and will take the steps necessary to inform such parties of the obligations undertaken in this SECTION 5.8 and (c) Acquiror shall notify the Company in writing (as promptly as practicable) if it receives any inquiries, proposals or requests for information relating to such matters. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following with respect to Acquiror or any Acquiror Subsidiary (other than the Transactions or a transaction with the Company or a Company Subsidiary): (i) with respect only to Acquiror or any group of Acquiror Subsidiaries (acting in a single transaction or series of related transactions) holding 20% or more of the assets of Acquiror and the Acquiror Subsidiaries taken as a whole, any merger, consolidation, share exchange, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets or equity securities of Acquiror and the Acquiror Subsidiaries taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets;
(iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Acquiror; (iv) any transaction resulting in the issuance of shares representing 20% or more of the outstanding shares of capital stock of Acquiror, or the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 5.9 PUBLIC ANNOUNCEMENTS. Acquiror and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     SECTION 5.10 LISTING. Acquiror will promptly prepare and submit to the NYSE a supplemental listing application covering Acquiror Common Stock issuable in the Merger. Prior to the Effective Time, Acquiror shall use commercially reasonable efforts to have the NYSE approve for listing, upon official notice of issuance, the Acquiror Common Stock to be issued in the Merger.

     SECTION 5.11  LETTERS OF ACCOUNTANTS.

          5.11.1 The Company shall use commercially reasonable efforts to cause to be delivered to Acquiror "comfort" letters of Ernst & Young L.L.P., the Company's independent public accountants, dated and delivered on the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          5.11.2 Acquiror shall use commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Price Waterhouse LLP, Acquiror's independent public accountants, dated and delivered on the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     SECTION 5.12 TRANSFER AND GAINS TAXES. Acquiror and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Transactions (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, Acquiror shall cause the Surviving Company to pay, without deduction or withholding from any amounts payable to the holders of the Common Shares, all Transfer and Gains Taxes (other than any such taxes that are solely the liability of the holders of the Common Shares under applicable state law).

     SECTION 5.13  BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

          5.13.1 BENEFIT PLANS. After the Effective Time, Acquiror shall provide benefits to employees of the Company and the Company Subsidiaries that are not less favorable to such employees than those provided to similarly situated employees of Acquiror and the Acquiror Subsidiaries. With respect to any Acquiror Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of satisfying the service requirements, if any, to participate in such plans and to vest in benefits payable under such plans (but not for purposes of computing the amount of the benefits, or the existence of a benefit, under such plans), service with the Company or any Company Subsidiary shall be treated as service with Acquiror or the Acquiror Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Acquiror Benefit Plans).

          5.13.2  STOCK INCENTIVE PLAN.  Prior to or as of the Effective Time
     (a) in accordance with the terms of the restricted stock awards, 161,300 Common Shares held by certain senior executive officers and independent Trust Managers shall become fully vested and no longer subject to forfeiture and (b) in accordance with the terms of the performance based stock and dividend equivalent awards, 260,000 Common Shares shall be issued to certain senior executive officers. Prior to or as of the Effective Time and solely with respect to individuals employed by the Company or a Company Subsidiary immediately prior to that date, the 1,940,000 shares of Common Shares subject to Stock Options granted under the Company's Share Option Plan, Long-Term Management Incentive Plan and Long-Term Employee Incentive Plan (collectively, the "Stock Incentive Plans") shall be converted and exchanged, without any action on the part of the holder thereof, into (i) an option to acquire, upon payment of the exercise price (which shall equal the exercise price per share for the option immediately prior to the Merger, divided by the Exchange Ratio multiplied by the number of shares to which the option relates), the number of shares of Acquiror Common Stock the option holder would have received pursuant to the Merger if the holder had exercised his or her option immediately prior thereto, rounded to the next lowest whole number and (ii) cash in lieu of the portion of any option that would have related to any fractional shares of Acquiror Common Stock absent the rounding required by the previous clause; provided, however, that in respect of any stock option which is an "incentive stock option" within the meaning of Section 422 of the Code, the conversion hereinabove provided for shall comply with the requirements of Section 424(a) of the Code, including the requirement that such converted options shall not give to the holder thereof any benefits additional to those which such holder had prior to such conversion under the option as originally granted.

          5.13.3 COOPERATION. The Company and Acquiror shall cooperate in good faith with respect to the effectuation of the covenants described in
     SECTION 5.13.2.

     SECTION 5.14  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          5.14.1 The Company shall, and from and after the Effective Time, Acquiror shall (collectively, the "Indemnifying Parties"), indemnify, defend and hold harmless each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, trust manager or director of the Company or any Company Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed), or otherwise in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such Person is or was an officer, trust manager or director of the Company or any Company Subsidiary at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Transactions, in each case to the full extent a corporation or Texas real estate investment trust is permitted under the applicable Governing Laws to indemnify its own directors or officers as the case may be (and Acquiror shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this SECTION 5.14.1). Any Indemnified Parties proposing to assert the right to be indemnified under this SECTION 5.14 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this SECTION 5.14 against the Company, and from and after the Effective Time, Acquiror notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission or wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their officers or directors; provided, further, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, and the fees, expenses and other charges of such counsel will be at the expense of the Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties) (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable and appropriate fees and expenses of such additional counsel or counsels. The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

          5.14.2 The provisions of this SECTION 5.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Acquiror and the Company.

          5.14.3 Acquiror shall either (i) extend the Company's existing directors and officers liability insurance policy as of the date hereof (or a policy providing coverage on the same or better terms and conditions) for acts or omissions occurring prior to the Effective Time by Persons who are currently covered by such insurance policy maintained by the Company for a period of six (6) years following the Effective Time, or (ii) add such Persons to the existing directors and officers liability insurance policy of Acquiror, provided, however, that for purposes of this subparagraph (ii), such insurance shall provide officers and trust managers of the Company the same coverage as similarly situated officers and directors of Acquiror and such insurance shall be maintained by Acquiror for a period of six years following the Effective Time. Notwithstanding the preceding sentence, in no event shall Acquiror or the Surviving Company be required to expend on average over such six year period in excess of 125% of the annual premium currently paid by the Company for such coverage and if the premium for such coverage on average over such six year period exceeds such amount, Acquiror or the Surviving Company shall purchase a policy with the greatest coverage available for such 125% of the annual premium.

          5.14.4 In the event that Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this SECTION 5.14, which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each trust manager and officer covered hereby.

     SECTION 5.15 THE COMPANY RIGHTS PLAN. The Company shall either (i) redeem, effective immediately prior to the Effective Time, all the then outstanding Rights (as defined in the Rights Agreement) for cash pursuant to and in compliance with SECTION 23 of the Rights Agreement or (ii) take such other action to terminate the Rights Agreement as of that time, as the Company and Acquiror may mutually agree. The Company shall not redeem the Rights issued under the Rights Agreement, or terminate the Rights Agreement, prior to the Effective Time (other than in accordance with the preceding sentence) unless required to do so by a court of competent jurisdiction; provided, however, that the Company may take any of the foregoing actions if the Board of Trust Managers of the Company shall have accepted a proposal for a Superior Competing Transaction in accordance with the terms of SECTION 7.1.4.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          6.1.1 SHAREHOLDER APPROVALS. This Agreement shall have been approved and adopted by the Shareholder Approvals.

          6.1.2 LISTING OF SHARES. The NYSE shall have approved for listing the Acquiror Common Stock to be issued in the Merger.

          6.1.3 REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          6.1.4 NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Transactions shall be in effect.

          6.1.5 RELATED TRANSACTIONS. The transactions contemplated by the Stock Purchase Agreements shall have been consummated in accordance with the terms of such agreements.

     SECTION 6.2 CONDITIONS TO OBLIGATIONS OF ACQUIROR AND MERGER SUB. The obligations of Acquiror and Merger Sub to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by both Acquiror and Merger Sub:

          6.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Acquiror shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied unless all breaches of the Company's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) are in the aggregate reasonably expected to have a Material Adverse Effect.

          6.2.2 PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Acquiror shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          6.2.3 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Material Adverse Change and Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company certifying to such effect.

          6.2.4 OPINIONS RELATING TO REIT. Acquiror shall have received an opinion of Counsel to the Company, dated as of the Closing Date, reasonably satisfactory to Acquiror that, for its taxable year ended December 31, 1993 and all subsequent taxable years ending on or before the Closing Date, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code.

          6.2.5 OTHER TAX OPINION. Acquiror shall have received either (i) a ruling from the IRS or (ii) an opinion dated as of the Closing Date from Counsel to Acquiror to the effect that the Merger should qualify as a reorganization under the provisions of Section 368(a) of the Code and that the Surviving Company will constitute a "qualified REIT subsidiary" under
     Section 856(i) of the Code.

          6.2.6 CONSENTS. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an Acquiror Material Adverse Effect or a Material Adverse Effect.

     SECTION 6.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY.

     The obligation of the Company to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the
Company:

          6.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Acquiror contained herein are so qualified) signed on behalf of Acquiror by the chief executive officer or the chief financial officer of Acquiror to such effect. This condition shall be deemed satisfied unless all breaches of Acquiror's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) are in the aggregate reasonably expected to have an Acquiror Material Adverse Effect.

          6.3.2 PERFORMANCE OF OBLIGATIONS OF ACQUIROR. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of Acquiror signed on behalf of Acquiror by the chief executive officer or the chief financial officer of Acquiror to such effect.

          6.3.3 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Acquiror Material Adverse Change and the Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror certifying to such effect.

          6.3.4 OPINION RELATING TO REIT STATUS. The Company shall have received an opinion of Counsel to Acquiror dated as of the Closing Date, reasonably satisfactory to the Company that, for its taxable year ended December 31, 1993 and all subsequent taxable years ending on or before the Closing Date, Acquiror was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Acquiror's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

          6.3.5 OTHER TAX OPINION. The Company shall have received either (i) a ruling from the IRS or (ii) an opinion dated as of the Closing Date from Counsel to the Company, to the effect that the Merger should qualify as a reorganization under the provisions of Section 368(a) of the Code and that the Surviving Company will constitute a "qualified REIT subsidiary" under
     Section 856(i).

          6.3.6 CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an Acquiror Material Adverse Effect or a Material Adverse Effect.

                                  ARTICLE VII

                                 BOARD ACTIONS

     SECTION 7.1 COMPANY BOARD ACTIONS. Notwithstanding SECTION 5.7 or any other provision of this Agreement to the contrary, to the extent, and only to the extent, that the Board of Trust Managers of the Company, after consultation with outside legal counsel, determines in good faith that such action is required for the Board of Trust Managers of the Company to comply with its fiduciary duties to shareholders imposed by applicable law, the Company may:

          7.1.1 disclose to the shareholders of the Company any information that, in the opinion of the Board of Trust Managers of the Company after consultation with outside legal counsel, is required to be disclosed under applicable law;

          7.1.2 to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction;

          7.1.3 in response to an unsolicited request therefor, participate in discussions or negotiations with or furnish information with respect to the Company pursuant to a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement (as determined by the Company's outside counsel), or otherwise respond to or deal with any Person in connection with a bona fide Competing Transaction proposed by such Person in writing, provided that the Company shall have notified Acquiror of such unsolicited requests or its participation in discussions or negotiations in accordance with SECTION 5.7.(C); and

          7.1.4 approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Competing Transaction and enter into an agreement with respect to such Superior Competing Transaction (for purposes of this Agreement, "Superior Competing Transaction" means a bona fide proposal of a Competing Transaction made by a third party which has not been solicited or initiated by the Company in violation of SECTION 5.7 and which a majority of the members of Board of Trust Managers of the Company determines in good faith (A) to be more favorable to the Company's shareholders than the Merger and (B) is reasonably capable of being consummated.

     SECTION 7.2 ACQUIROR BOARD ACTIONS. Notwithstanding SECTION 5.8 or any other provision of this Agreement to the contrary, to the extent, and only to the extent, that the Board of Directors of Acquiror, after consultation with outside legal counsel, determines in good faith that such action is required for the Board of Directors of Acquiror to comply with its fiduciary duties to shareholders imposed by applicable law, Acquiror may:

          7.2.1 disclose to the shareholders of Acquiror any information that, in the opinion of the Board of Directors of Acquiror after consultation with outside legal counsel, is required to be disclosed under applicable law;

          7.2.2 to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to an Alternative Transaction;

          7.2.3 in response to an unsolicited request therefor, participate in discussions or negotiations with or furnish information with respect to Acquiror pursuant to a confidentiality agreement not materially less favorable to Acquiror than the Company's obligations under the Confidentiality Agreement (as determined by Acquiror's outside counsel), or otherwise respond to or deal with any Person in connection with a bona fide Alternative Transaction proposed by such Person in writing, provided that Acquiror shall have notified the Company of such unsolicited requests or its participation in discussions or negotiations in accordance with SECTION 5.8(C); and

          7.2.4 approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) an Alternative Transaction and enter into an agreement with respect to such an Alternative Transaction.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after either of the Shareholder Approvals are obtained:

          8.1.1 by mutual written consent duly authorized by the Board of Directors of Acquiror and the Board of Trust Managers of the Company;

          8.1.2 by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in SECTION
     6.2.1 or SECTION 6.2.2, as the case may be, would be incapable of being satisfied by January 31, 1998 (or as otherwise extended);

          8.1.3 by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in SECTION 6.3.1 or
     SECTION 6.3.2, as the case may be, would be incapable of being satisfied by January 31, 1998 (or as otherwise extended);

          8.1.4 by either Acquiror or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger or requiring actions as a condition precedent to the Merger which would result in a Material Adverse Change shall have become final and nonappealable;

          8.1.5 by either Acquiror or the Company, if the Merger shall not have been consummated before January 31, 1998; provided, however, that the right to terminate this Agreement under this SECTION 8.1.5 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Merger to occur on or before such date;

          8.1.6 by either Acquiror or the Company (unless the Company is in breach of its obligations under SECTION 5.1.2) if, upon a vote at a duly held Company Shareholders Meeting or any adjournment thereof, the Company Shareholder Approvals shall not have been obtained as contemplated by
     SECTION 5.1;

          8.1.7 by either Acquiror (unless Acquiror is in breach of its obligations under SECTION 5.1.3) or the Company if, upon a vote at a duly held Acquiror Shareholders Meeting or any adjournment thereof, the Acquiror Shareholder Approvals shall not have been obtained as contemplated by
     SECTION 5.1;

          8.1.8 by the Company, if prior to the Company Shareholders Meeting, the Board of Trust Managers of the Company shall have withdrawn or modified in any manner adverse to Acquiror its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by SECTION 8.2.2 hereof;

          8.1.9 by the Acquiror, if prior to the Acquiror Shareholders Meeting, the Board of Directors of Acquiror shall have withdrawn or modified in any manner adverse to the Company its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, an Alternative Transaction; provided, however, that such termination shall not be effective prior to the payment of the Termination Fee to the extent required by SECTION 8.2.3 hereof;

          8.1.10 by Acquiror, if (i) prior to the Company Shareholders Meeting, the Board of Trust Managers of the Company shall have withdrawn or modified in any manner adverse to Acquiror its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction or (ii) the Company shall have entered into a definitive agreement with respect to any Competing Transaction; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by SECTION 8.2.2 hereof; and

          8.1.11 by the Company, if (i) prior to the Acquiror Shareholders Meeting, the Board of Directors of Acquiror shall have withdrawn or modified in any manner adverse to the Company its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Alternative Transaction or (ii) Acquiror shall have entered into a definitive agreement with respect to any Alternative Transaction; provided, however, that such termination shall not be effective prior to the payment of the Termination Fee to the extent required by SECTION 8.2.3 hereof.

     SECTION 8.2  EXPENSES.

          8.2.1 Except as otherwise specified in this SECTION 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

          8.2.2  The Company agrees that if this Agreement shall be terminated
     (i) pursuant to SECTION 8.1.2, 8.1.6, 8.1.8 or 8.1.10 and, in the case of
     SECTION 8.1.2 or 8.1.6, following the date of this Agreement and prior to termination, the Company shall have received a proposal constituting a Competing Transaction and within 12 months following termination the Company shall enter into a definitive agreement providing for a Competing Transaction, then the Company will pay as directed by Acquiror a fee in an amount equal to the Break-Up Fee (provided that Acquiror was not in material breach of any of its representations, warranties, covenants or agreements hereunder at the time of termination); and (ii) pursuant to
     SECTION 8.1.2 or 8.1.6, then the Company will pay an amount equal to the Break-Up Expenses. Payment of any of such amounts shall be made, as directed by Acquiror, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by Acquiror as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other, other than the payment of the Break-Up Fee. The "Break-Up Fee" shall be an amount equal to the lesser of (i) $10,000,000 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Acquiror in the year in which this Agreement is terminated (the "Termination Year") and in all relevant taxable years thereafter without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Acquiror, and (B) in the event Acquiror receives a ruling from the IRS (a "Break-Up Fee Ruling") holding that Acquiror's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Base Amount less the amount payable under clause (A) above. If the amount payable for the Termination Year under the preceding sentence is less than the Base Amount, the Company shall place the remaining portion of the Base Amount in escrow and shall not release any portion thereof to Acquiror unless and until the Company receives either of the following: (i) a letter from Acquiror independent accountants indicating the maximum amount that can be paid at that time to Acquiror without causing Acquiror to fail to meet the REIT Requirements for any relevant taxable year, together with either an IRS ruling issued to Acquiror or an opinion of Acquiror's tax counsel to the effect that such payment would not be treated as includable in the income of Acquiror for any prior taxable year, in which event Company shall pay to Acquiror such maximum amount, or (ii) a Break-Up Fee Ruling, in which event the Company shall pay to Acquiror the unpaid Base Amount. The Break-Up Fee shall be reduced by any amounts previously paid in respect of Break-Up Expenses. The Company's obligation to pay any unpaid portion of the Break-Up Fee shall terminate five years from the date of this Agreement and the Company shall have no obligation to make any further payments notwithstanding that the entire Base Amount has not been paid as of such date. The "Break-Up Expenses" shall be an amount equal to the lesser of (i) Acquiror's out-of-pocket expenses incurred in connection with this Agreement and the Transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $1,500,000 (the "Expense Fee Base Amount") and (ii) the sum of
     (A) the maximum amount that can be paid to Acquiror in the Termination Year and in all relevant taxable years thereafter without causing it to fail to meet the REIT Requirements for such year, determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Acquiror and (B) in the event Acquiror receives a ruling from the IRS (an "Expense Fee Ruling") holding that Acquiror's receipt of the Expense Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Expense Fee Base Amount less the amount payable under clause (A) above. The Company's obligation to pay any unpaid portion of the Break-Up Expenses shall terminate five years from the date of this Agreement and the Company shall have no obligation to make any further payments notwithstanding that the entire amount of Break-Up Expenses has not been paid as of such date. If the amount payable for the Termination Year (as determined above) is less than the Expense Fee Base Amount, the Company shall place the remaining portion of the Expense Fee Base Amount in escrow and shall not release any portion thereof to Acquiror unless and until the Company receives either of the following: (i) a letter from Acquiror's independent accountants indicating the maximum amount that can be paid at that time to Acquiror without causing Acquiror to fail to meet the REIT Requirements for any relevant taxable year, together with either an IRS ruling issued to Acquiror or an opinion of Acquiror's tax counsel to the effect that such payment would not be treated as includable in the income of Acquiror for any prior taxable year, in which event Company shall pay to Acquiror such maximum amount or (ii) an Expense Fee Ruling, in which event the Company shall pay to Acquiror the unpaid Expense Fee Base Amount.

          8.2.3 Acquiror agrees that if this Agreement shall be terminated (i) pursuant to SECTION 8.1.3, 8.1.7, 8.1.9 or 8.1.11 and, in the case of
     SECTION 8.1.3 or 8.1.7, following the date of this Agreement and prior to termination, Acquiror shall have received a proposal constituting an Alternative Transaction and within 12 months following termination Acquiror shall enter into a definitive agreement providing for an Alternative Transaction, then Acquiror will pay as directed by the Company a fee in an amount equal to the Termination Fee (provided that the Company was not in material breach of any of its representations, warranties, covenants or agreements hereunder at the time of termination); and (ii) pursuant to SECTION 8.1.3 or 8.1.7, then Acquiror will pay an amount equal to the Termination Expenses. Payment of any of such amounts shall be made, as directed by the Company, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. The payment of the Termination Fee shall be compensation and liquidated damages for the loss suffered by the Company as the result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other, other than the payment of the Termination Fee. The "Termination Fee" shall be an amount equal to the lesser of (i) $10,000,000 (the "Termination Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to the Company in the Termination Year and in all relevant taxable years thereafter without causing it to fail to meet the REIT Requirements for such year, determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Company, and (B) in the event the Company receives a ruling from the IRS (a "Termination Fee Ruling") holding that the Company's receipt of the Termination Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Termination Base Amount less the amount payable under clause (A) above. If the amount payable for the Termination Year under the preceding sentence is less than the Termination Base Amount, Acquiror shall place the remaining portion of the Termination Base Amount in escrow and shall not release any portion thereof to the Company unless and until Acquiror receives any one or combination of the following: (i) a letter from the Company's independent accountants indicating the maximum amount that can be paid at that time to the Company without causing the Company to fail to meet the REIT Requirements for any relevant taxable year, together with either an IRS ruling issued to the Company or an opinion of the Company's tax counsel to the effect that such payment would not be treated as includable in the income of the Company for any prior taxable year, in which event Acquiror shall pay to the Company such maximum amount, or (ii) a Termination Fee Ruling, in which event Acquiror shall pay to the Company the unpaid Termination Base Amount. The Termination Fee shall be reduced by any amounts previously paid in respect of Termination Expenses. Acquiror's obligation to pay any unpaid portion of the Termination Fee shall terminate five years from the date of this Agreement and Acquiror shall have no obligation to make any further payments notwithstanding that the entire Termination Base Amount has not been paid as of such date. The "Termination Expenses" shall be an amount equal to the lesser of (i) the Company's out-of-pocket expenses incurred in connection with this Agreement and the Transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $1,500,000 (the "Termination Expense Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to the Company in the Termination Year and in all relevant taxable years thereafter without causing the Company to fail to meet the REIT Requirements for such year, determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Company and (B) in the event the Company receives a ruling from the IRS (a "Termination Expense Ruling") holding that the Company's receipt of the Termination Expense Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Termination Expense Base Amount less the amount payable under clause (A) above. Acquiror's obligation to pay any unpaid portion of the Termination Expenses shall terminate five years from the date of this Agreement and Acquiror shall have no obligation to make any further payments notwithstanding that the entire amount of Termination Expense Base Amount has not been paid as of such date. If the amount payable for the Termination Year (as determined above) is less than the Termination Expense Base Amount, Acquiror shall place the remaining portion of the Termination Expense Base Amount in escrow and shall not release any portion thereof to the Company unless and until Acquiror receives either of the following: (i) a letter from the Company's independent accountants indicating the maximum amount that can be paid at that time to the Company without causing the Company to fail to meet the REIT Requirements for any relevant taxable year, together with either an IRS ruling issued to the Company or an opinion of the Company's tax counsel to the effect that such payment would not be treated as includable in the income of the Company for any prior taxable year, in which event Acquiror shall pay to the Company such maximum amount, or (ii) a Termination Expense

     Ruling, in which event Acquiror shall pay to the Company the unpaid Termination Expense Base Amount.

     SECTION 8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Acquiror as provided in SECTION 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Acquiror, or the Company, other than the last sentence of SECTION 5.2, SECTION 8.2, this SECTION 8.3, ARTICLE IX and ARTICLE X and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors or Board of Trust Managers, as the case may be, at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the office of the County Clerk of Dallas County, Texas and the office of the Secretary of State of the State of Georgia, provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to the Company's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's shareholders or Acquiror's shareholders.

     SECTION 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of SECTION 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any waivers pursuant to clause (c) of the second preceding sentence (i) of the provisions of SECTION
4.1.5 may be given in writing on behalf of Acquiror by a duly authorized officer of Acquiror and (ii) of the provisions of SECTION 4.2.5 may be given in writing by or on behalf of the Company by a duly authorized officer of the Company. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                          DEFINITIONS AND CONSTRUCTION

     SECTION 9.1  CERTAIN DEFINITIONS.  For purposes of this Agreement:

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "Acquiror" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "Acquiror Benefit Plans" has the meaning ascribed to it in SECTION 3.2.10(I).

          "Acquiror Common Stock" means common stock, par value $.01 per share, of Acquiror.

          "Acquiror Disclosure Letter" means the letter previously delivered to the Company by Acquiror disclosing certain information in connection with this Agreement.

          "Acquiror Employee Stock Plans" has the meaning ascribed to it in
     SECTION 3.2.3.

          "Acquiror Financial Advisor" has the meaning ascribed to it in SECTION 3.2.13.

          "Acquiror Financial Statement Date" has the meaning ascribed to it in
     SECTION 3.2.6.

          "Acquiror Material Adverse Change" has the meaning ascribed to it in
     SECTION 3.2.6.

          "Acquiror Material Adverse Effect" has the meaning ascribed to it in
     SECTION 3.2.1.

          "Acquiror Options" has the meaning ascribed to it in SECTION 3.2.3.

          "Acquiror Preferred Stock" means preferred stock, par value $.01 per share, of Acquiror.

          "Acquiror Properties" has the meaning ascribed to it in SECTION 3.2.8.

          "Acquiror SEC Documents" has the meaning ascribed to it in SECTION 3.2.5.

          "Acquiror Shareholder Approvals" has the meaning ascribed to it in
     SECTION 3.2.4.

          "Acquiror Shareholders Meeting" has the meaning ascribed to it in
     SECTION 5.1.3.

          "Acquiror Subsidiary" means Merger Sub, any Subsidiary of the aforementioned entities and any other entity of which Acquiror is the direct or indirect general partner or as to which the Company has the right or power to elect a majority of the board of directors or other governing body.

          "Addison" has the meaning ascribed to it in the Recitals of the Agreement.

          "Addison Stock Purchase Agreement" has the meaning ascribed to it in the Recitals of the Agreement.

          An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "Agreement" means this instrument as originally executed, including the Annexes, Exhibits and Schedules to the Acquiror Disclosure Letter and the Company Disclosure Letter, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof.

          "Alternative Transaction" has the meaning ascribed to it in SECTION
     5.8.

          "Armada" has the meaning ascribed to it in the Recitals of the Agreement.

          "Armada Stock Purchase Agreement" has the meaning ascribed to it in the Recitals of the Agreement.

          "Applicable Bodies" has the meaning ascribed to it in SECTION 1.3.

          "Articles of Merger" has the meaning ascribed to it in SECTION 1.3.

          "Base Amount" has the meaning ascribed to it in SECTION 8.2.2.

          "Break-Up Expenses" has the meaning ascribed to it in SECTION 8.2.2.

          "Break-Up Fee" has the meaning ascribed to it in SECTION 8.2.2.

          "Break-Up Fee Ruling" has the meaning ascribed to it in SECTION 8.2.2.

          "Certificates" has the meaning ascribed to it in SECTION 2.2.3.

          "Closing Date" has the meaning ascribed to it in SECTION 1.2.

          "Code" has the meaning ascribed to it in the Recitals of the Agreement.

          "Common Shares" has the meaning ascribed to it in the Recitals of the Agreement.

          "Company" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "Company Benefit Plans" has the meaning ascribed to it in SECTION 3.1.11(I).

          "Company's Bylaws" has the meaning ascribed to it in SECTION 3.1.1.

          "Company's Charter" has the meaning ascribed to it in SECTION 3.1.1.

          "Company Disclosure Letter" means the letter previously delivered to Acquiror by the Company disclosing certain information in connection with this Agreement.

          "Company Employee Stock Plans" has the meaning ascribed to it in
     SECTION 3.1.3.

          "Company Interests" means, collectively, the Company Subsidiaries and all direct or indirect interests of the Company or any Company Subsidiary.

          "Company Options" has the meaning ascribed to it in SECTION 3.1.3.

          "Company Properties" has the meaning ascribed to it in SECTION 3.1.8.

          "Company SEC Documents" has the meaning ascribed to it in SECTION
     3.1.5.

          "Company Shareholder Approvals" has the meaning ascribed to it in
     SECTION 3.1.4.

          "Company Shareholders Meeting" has the meaning ascribed to it in
     SECTION 5.1.2.

          "Company Subsidiaries" means, collectively, those companies set forth in Section A of SCHEDULE 3.1.2 to the Company Disclosure Letter, any subsidiary of any of the aforementioned entities and any other entity of which the Company is the direct or indirect general partner or as to which the Company has the right or power to elect a majority of the board of directors or other governing body.

          "Competing Transaction" has the meaning ascribed to it in SECTION 5.7.

          "Confidentiality Agreement" has the meaning ascribed to it in SECTION 5.2.

          "Cureton" has the meaning ascribed to it in the Recitals of this Agreement.

          "Development Budgets" has the meaning ascribed to it in SECTION 4.1.5.

          "Development Properties" has the meaning ascribed to it in SECTION 3.1.8.

          "Effective Time" has the meaning ascribed to it in SECTION 1.3.

          "Encumbrances" has the meaning ascribed to it in SECTION 3.1.8.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate of the Acquiror" has the meaning ascribed to it in
     SECTION 3.2.10(I).

          "ERISA Affiliate of the Company" has the meaning ascribed to it in
     SECTION 3.1.11(I).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" has the meaning ascribed to it in SECTION 2.2.1.

          "Exchange Fund" has the meaning ascribed to it in SECTION 2.2.2.

          "Exchange Ratio" has the meaning ascribed to it in SECTION 2.1.2.

          "Expense Fee Base Amount" has the meaning ascribed to it in SECTION 8.2.2.

          "Expense Fee Ruling" has the meaning ascribed to it in SECTION 8.2.2.

          "Final Company Dividend" has the meaning ascribed to it in SECTION 2.2.4(I).

          "Financial Statement Date" has the meaning ascribed to it in SECTION 3.1.6.

          "Future Development Properties" has the meaning ascribed to it in
     SECTION 3.1.8.

          "GAAP" means generally accepted accounting principles.

          "Glover" has the meaning ascribed to it in the Recitals of this Agreement.

          "Governing Laws" has the meaning ascribed to it in SECTION 1.1.

          "Governmental Entity" means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

          "Hazardous Materials" means those substances, materials, and items, in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, byproducts, or any other material or article, which are regulated by or form the basis of liability under federal, state or local environmental, health, and safety statutes or regulations including, without limitation, hazardous wastes, hazardous substances, pollutants, contaminants, asbestos, polychlorinated biphenyls, petroleum (including, but not limited to, crude oil, petroleum-derived substances, waste, or breakdown or decomposition products thereof or any fraction thereof), and radioactive substances.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" has the meaning ascribed to it in SECTION 3.1.16(II).

          "Indemnified Liabilities" has the meaning ascribed to it in SECTION 5.14.1.

          "Indemnified Parties" has the meaning ascribed to it in SECTION
     5.14.1.

          "Indemnifying Parties" has the meaning ascribed to it in SECTION
     5.14.1.

          "IRS" means the United States Internal Revenue Service.

          "Knowledge" where used herein with respect to the Company shall mean the actual knowledge of the Persons named in SCHEDULE 9.1 to the Company Disclosure Letter and where used with respect to Acquiror shall mean the actual knowledge of the Persons named in SCHEDULE 9.1 to the Acquiror Disclosure Letter.

          "Laws" mean any judgment, order, decree, statute, law, ordinance, rule or regulation.

          "Liens" mean any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

          "Material Adverse Change" has the meaning ascribed to it in SECTION 3.1.6.

          "Material Adverse Effect" has the meaning ascribed to it in SECTION 3.1.1.

          "Merger" has the meaning ascribed to it in the Recitals of this Agreement.

          "Merger Consideration" has the meaning ascribed to it in SECTION
     2.1.2.

          "Merger Sub" has the meaning ascribed to it in the introductory paragraph of this Agreement.

          "NYSE" means the New York Stock Exchange.

          "Operating Partnership" means Post Apartment Homes, L.P., a Georgia limited partnership.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Acquiror Liens" has the meaning ascribed to it in SECTION 3.2.8.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          "Preferred Shares" means the preferred shares of beneficial interest, par value $.01 per share, of the Company.

          "Property Restrictions" has the meaning ascribed to it in SECTION
     3.1.8.

          "Proxy Statement" has the meaning ascribed to it in SECTION 3.1.4.

          "Prudential" has the meaning ascribed to it in SECTION 3.1.14.

          "Qualifying Income" has the meaning ascribed to it in SECTION 8.2.2.

          "Registration Statement" has the meaning ascribed to it in SECTION 3.2.4.

          "Regulation S-K" means Regulation S-K promulgated under the Securities Act the and Exchange Act.

          "Regulation S-X" means Regulator S-X promulgated under the Securities Act the and Exchange Act.

          "REIT" has the meaning ascribed to it in SECTION 3.1.12(II).

          "REIT Requirements" has the meaning ascribed to it in SECTION 8.2.2.

          "Rights Agreement" has the meaning ascribed to it in SECTION 3.1.6.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholder Approvals" has the meaning ascribed to it in SECTION
     3.2.4.

          "Shareholders Meetings" means collectively the Acquiror Shareholders Meeting and the Company Shareholders Meeting.

          "Shaw" has the meaning ascribed to it in the Recitals of this Agreement.

          "Stock Incentive Plans" has the meaning ascribed to it in SECTION 5.13.2.

          "Stock Purchase Agreements" has the meaning ascribed to it in the Recitals of this Agreement.

          "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 20% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

          "Superior Competing Transaction" has the meaning ascribed to it in
     SECTION 7.1.4.

          "Surviving Company" has the meaning ascribed to it in SECTION 1.1.

          "Takeover Statute" has the meaning ascribed to it in SECTION 3.1.17.

          "Taxes" mean and shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

          "Termination Base Amount" has the meaning ascribed to it in SECTION 8.2.3.

          "Termination Expense Base Amount" has the meaning ascribed to it in
     SECTION 8.2.3.

          "Termination Expense Ruling" has the meaning ascribed to it in SECTION 8.2.3.

          "Termination Expenses" has the meaning ascribed to it in SECTION
     8.2.3.

          "Termination Fee" has the meaning ascribed to it in SECTION 8.2.3.

          "Termination Fee Ruling" has the meaning ascribed to it in SECTION 8.2.3.

          "Termination Year" has the meaning ascribed to it in SECTION 8.2.2.

          "Transactions" has the meaning ascribed to it in the Recitals of this Agreement.

          "Transfer and Gains Tax" has the meaning ascribed to it in SECTION
     5.12.

          "Unconsolidated Company Financial Statements" has the meaning ascribed to it in SECTION 3.1.5.

          "Units" has the meaning ascribed to it in SECTION 3.2.3.

          "Williams" has the meaning ascribed to it in the Recitals of this Agreement.

     SECTION 9.2  RULES OF CONSTRUCTION.

          (i) "This Agreement" means this instrument as originally executed, including the Annexes, Exhibits and Schedules hereto, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof;

          (ii) "includes" and "including" are not limiting, and, in each case, shall be construed as if followed by the words "without limitation," "but not limited to" or words of similar import;

          (iii) "may not" is prohibitive, and not permissive;

          (iv) "shall" is mandatory, and not permissive;

          (v) "or" is not exclusive (i.e., if a party "may do (a), (b) or (c)," then the party may do all of, any one of, or any combination of, (a), (b) or (c)) unless the context expressly provides otherwise;

          (vi) all references in this instrument to designated Articles, Sections, Exhibits, and Schedules are to the designated Articles, Sections, Annexes, Exhibits, and Schedules of this instrument as originally executed;

          (vii) all references herein to constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes or orders include any successor thereto or replacement thereof, and mean references to any of them as amended, modified or supplemented from time to time;

          (viii) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (ix) all terms used herein which are defined in the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder have the meanings assigned to them therein unless otherwise defined herein; and

          (x) all accounting terms not otherwise defined herein have the meaning assigned to them in accordance with GAAP.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This SECTION 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          10.2.1 if to Acquiror, to:

               Post Properties, Inc.
               3350 Cumberland Circle
               Suite 2200
               Atlanta, Georgia 30339
               Attention: John T. Glover
               Telecopy: (770) 850-4400

               with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Attention: John J. Kelley III
               Telecopy: (404) 572-5100

          10.2.2 if to the Company, to:

               Columbus Realty Trust
               15851 Dallas Parkway
               Suite 855
               Dallas, Texas 75248
               Attention: Robert L. Shaw
               Telecopy: (972) 770-5109

               with a copy to:

               Winstead Sechrest & Minick, P.C.
               5400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas 75270
               Attention: Michelle P. Goolsby
               Telecopy: (214) 745-5390

               and:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Attention: J. Gregory Milmoe
               Telecopy: (212) 735-3594

     SECTION 10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 10.4 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and,
(b) except for the provisions of ARTICLE II, SECTION 5.13.2 and SECTION 5.14, are not intended to confer upon any Person other than the parties hereto any rights or remedies.

     SECTION 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE GOVERNING LAW.

     SECTION 10.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.7 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the

State of Georgia in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 10.8 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this SECTION 10.8.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                               SIGNATURE PAGE TO
                          AGREEMENT AND PLAN OF MERGER

     IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          ACQUIROR:

                                          POST PROPERTIES, INC.

                                          By:      /s/ JOHN T. GLOVER
                                            ------------------------------------
                                                       John T. Glover
                                                         President

                                          MERGER SUB:

                                          POST LP HOLDINGS, INC.

                                          By:      /s/ JOHN T. GLOVER
                                            ------------------------------------
                                                       John T. Glover
                                                         President

                                          COMPANY:

                                          COLUMBUS REALTY TRUST

                                          By:      /s/ ROBERT L. SHAW
                                            ------------------------------------
                                                       Robert L. Shaw
                                                  Chief Executive Officer

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

                                                      , 1997

Post Properties, Inc.
3350 Cumberland Circle
Suite 2200
Atlanta, Georgia 30339

Ladies and Gentlemen:

     I have been advised that as of the date of this letter, I may be deemed to be an "affiliate" of Columbus Realty Trust, a Texas real estate investment trust (the "Company"), as the term affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms
of the Agreement and Plan of Merger, dated as of August   , 1997 (the "Merger
Agreement"), by and among Post Properties, Inc., a Georgia corporation ("Post"), Post LP Holdings, Inc., a Georgia corporation ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger").

     As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Post (the "Post Securities"). I would receive such shares in exchange for shares owned by me of beneficial interest, par value $.01 per share, of the Company.

     I represent, warrant and covenant to Post that in the event I receive any Post Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Post Securities in violation of the Securities Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Post Securities to the extent I felt necessary with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Post Securities to me pursuant to the Merger will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is to be submitted for a vote of the shareholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Post Securities has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of the Post Securities issued to me pursuant to the Merger unless (i) such sale, transfer or other disposition is registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that Post is under no obligation to register the sale, transfer or other disposition of the Post Securities by me or on my behalf under the Securities Act. By its execution hereof, Post agrees that it will, as long as I own any Post Securities, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon my written request a written statement confirming that such reports have been so timely filed.

          E. I also understand and agree that stop transfer instructions will be given to Post's transfer agent with respect to the Post Securities and that there will be placed on the certificates for the Post Securities issued to me, or any substitutions therefor, a legend to the effect of the above restrictions. It is understood and agreed that such legend shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if (i) one year shall have elapsed from the date I acquired the Post Securities and the provisions of Rule 145(d)(2) are then available to me, (ii) two years shall have elapsed from the date the undersigned acquired the Post Securities and the provisions of Rule 145(d)(3) are then applicable to me or (iii) Post has received either an opinion of counsel, in form and substance reasonably satisfactory to Post, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to me.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Accepted this     day of
          , 1997 by

POST PROPERTIES, INC.

By:
   --------------------------------------------------------
   Name:
   Title:

                                        2